     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                MICROHELIX, INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            OREGON                            3841                          91-1758621
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NO.)            IDENTIFICATION NO.)

                              16125 SW 72ND AVENUE
                             PORTLAND, OR 97224 USA
                            TELEPHONE (503) 968-1600
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)
                            ------------------------

                               JANE LESINA CONNER
                              16125 SW 72ND AVENUE
                             PORTLAND, OR 97224 USA
                            TELEPHONE (503) 968-1600
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           DAVID COPLEY FORMAN, ESQ.                        MARK A. VON BERGEN, ESQ.
             KEVIN S. THOMAS, ESQ.                          JOSHUA E. HUSBANDS, ESQ.
                STOEL RIVES LLP                           WEISS, JENSEN, ELLIS & HOWARD
              900 SW FIFTH AVENUE                            2300 U.S. BANCORP TOWER
              PORTLAND, OR 97204                               111 SW FIFTH AVENUE
                (503) 224-3380                               PORTLAND, OREGON 97204
                                                                 (503) 243-2300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED              REGISTERED            PER UNIT             PRICE(1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Units(2), each consisting of.......       1,740,625             $9.00             $15,665,625            $3,916
  (i) one share of common stock;
      and..........................       1,740,625               --                   --                  --
  (ii) one warrant to purchase one
       share of common stock.......       1,740,625               --                   --                  --
----------------------------------------------------------------------------------------------------------------------
Representative's warrants(3).......        150,000                --                   --                  --
----------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the
  representative's warrants, each
  consisting of....................        150,000              $10.80             $1,620,000             $405
  (i) one share of common stock;
      and..........................        150,000                --                   --                  --
  (ii) one warrant to purchase one
       share of common stock.......        150,000                --                   --                  --
----------------------------------------------------------------------------------------------------------------------
Shares of common stock issuable
  upon exercise of warrants,
  including warrants underlying
  representative's warrants(4).....       1,890,625             $9.90             $18,717,188            $4,679
----------------------------------------------------------------------------------------------------------------------
Totals.............................                                               $36,002,813            $9,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(a) and 457(g) promulgated under the Securities Act of 1933, as amended.

(2) Includes 225,000 units that the underwriters have the option to purchase to cover over-allotments, if any, and 15,625 units that are issuable to counsel to the registrant in partial payment of their fee.

(3) In connection with the sale of the units, the registrant is granting to the representative warrants to purchase up to 150,000 units.

(4) Pursuant to Rule 416, there are also being registered such additional shares of common stock as may be issuable pursuant to the anti-dilution provisions of the warrants and the representative's warrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION DATED JULY 26, 2001

                                1,500,000 UNITS

                               [MICROHELIX LOGO]

   Centered microHelix, Inc. logo which displays the Company's name in block letters over the picture of a band wound in a helical shape.

     We are offering units consisting of a share of common stock and a warrant to purchase an additional share of common stock. The common stock and warrants will not trade as separate securities until 30 days after this offering unless the representative of the underwriters determines that separate trading should occur earlier. Each warrant will entitle its owner to purchase one share of
common stock for $     per share (110 percent of the initial public offering
price of the units). You may exercise your warrants at any time for five years after the date of this prospectus unless we have redeemed them. At any time after we have reported net income per share of not less than $0.90 for any fiscal year, we may redeem some or all of the warrants by giving 30 days' prior written notice and paying $0.25 per unexercised warrant.

     Prior to this offering, there has been no trading market for any of our securities. We expect that the initial public offering price of the units will be between $7.00 and $9.00 per unit. The actual initial public offering price of the units will be determined by negotiations between us and Paulson Investment Company, Inc., the representative of the underwriters. We have applied to list our units, common stock and warrants under the symbols "MHLXU," "MHLX" and "MHLXW," respectively, on the Nasdaq SmallCap Market after this offering.

     INVESTING IN THESE UNITS INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER UNIT     TOTAL
                                                              --------    --------
Initial public offering price...............................   $          $
Underwriting discount.......................................   $          $
Proceeds to microHelix, Inc. ...............................   $          $

     We expect total cash expenses of this offering to be approximately $640,000, which will include a non-accountable expense allowance of two percent of the gross proceeds of this offering payable to the representative of the underwriters. We have granted the underwriters an option that expires 45 days after the effective date of this offering to purchase up to 225,000 additional units to cover over-allotments.

                        PAULSON INVESTMENT COMPANY, INC.
                                           , 2001

                              [Inside front cover]

Top left picture shows splayed micro-coaxial wires for a device used in endoscopies.

Caption above the top left picture: "Micro-Cable Geometries."

The top left picture and caption overlay a diagram of a cross section of a cable assembly containing many micro-cables.

Top right picture shows CAD/CAM laser micro-machining stations.

Caption above the top right picture: "Advanced Laser Micro-Machining Lab Cleanroom."

Between the top and bottom rows of pictures, on the left, is the phrase:
"PARTNERING FOR LIFE(TM)."

Bottom left picture shows people at workstations assembling ultrasound catheter subassemblies.

Caption below the bottom left picture: "Cleanroom Assembly Area."

Bottom right picture shows coiled cable with three micro-coils attached that are used as part of a smart catheter for electrophysiological cardiac mapping.

The bottom right picture and caption overlay a schematic diagram of a cross section of a cable assembly containing several micro-cables with measurement numbers and arrow indicators.

                               PROSPECTUS SUMMARY

     You should read the following summary and the more detailed information about us and the units and our financial statements and notes appearing elsewhere in this prospectus. Except where we have specifically included other information, the information in this prospectus about shares of common stock outstanding, net offering proceeds and capital resources assumes that none of the warrants or options described in this prospectus have been exercised.

                                  OUR COMPANY

     microHelix designs, manufactures and sells customized electronic interconnect systems for the medical device industry. Interconnect systems permit the transmission of electronic signals between two devices, such as a sensor and a computer that displays, processes or stores the acquired data. Our systems include micro-cables, cable assemblies and other components that act as transmission lines for electronic signals that activate diagnostic and therapeutic medical devices.

     As the number and complexity of the signals transmitted or processed by a medical device increase, the complexity of the related interconnect system also increases. Despite this increased complexity, however, the sizes of a medical device and its related interconnect system are often restricted by the limitations of the human body, such as the diameter of an artery into which the device must fit. We have developed technologies that enable us to route up to 100 coaxial wires through a tube with the same diameter as a pencil. We can shield each individual wire from every other one, even though each wire may have a diameter only four times the size of a human hair. Using these technologies, we design and manufacture the entire interconnect system for our customers.

     We offer complete solutions to the electronic interconnect challenges faced by medical device original equipment manufacturers, or OEMs, that operate in three main markets:

     - the non-invasive diagnostic ultrasound device market;

     - the minimally invasive device market; and

     - the fully implantable device market.

     These solutions usually result from a collaborative product and process design and engineering effort with our customers that aims to achieve a high quality but cost-effective result. The final system is designed specifically to meet a particular application and generally includes a mix of electrical, mechanical and environmental challenges that can only be solved with a complete systems understanding and overview. Each of our target markets has different demands but we believe our technologies and skills allow us to respond to the varied needs and requirements of the OEM customers in all three. We are developing products for, and selling to, customers such as Johnson and Johnson, General Electric, Agilent Healthcare Solutions Group, Medtronic and other medical device manufacturers.

     Our principal executive offices are located at 16125 SW 72nd Avenue, Portland, Oregon 97224 and our telephone number is (503) 968-1600. Information contained in our Website does not constitute part of this prospectus.

                                  THE OFFERING

Securities offered.........  1,500,000 units. Each unit consists of one share of common stock and one warrant, called a unit warrant in this prospectus, to purchase one additional share of common stock. The common stock and unit warrants will trade as units for 30 days following the effective date of this offering unless the representative of the underwriters determines that separate trading should occur earlier.

Unit warrants..............  The unit warrants will be exercisable for $
                             commencing 30 days after this offering until they expire on the fifth anniversary of the date of this prospectus. We may redeem some or all of the unit warrants at any time after we have reported net income per share for any fiscal year of not less than $0.90 per share if we provide the holders with 30 days' prior written notice. The redemption price will be $0.25 per unit warrant.

Common stock outstanding
  after this offering......  3,736,927 shares.

Risk factors...............  An investment in the units involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" beginning on page 4 for factors you should consider.

Use of proceeds............  The net proceeds of this offering, estimated to be approximately $10,160,000, will be used to purchase additional capital equipment, fund additional personnel requirements, support expanded manufacturing capabilities, repay debt, fund working capital and for general corporate purposes.

     Common stock outstanding after this offering includes 75,000 shares that are a part of units issuable upon conversion of the principal amount of certain notes issued in a bridge financing in June 2001, assuming that the units are sold to the public for $8.00 per unit and disregarding additional units issuable on conversion of accrued interest on such notes. These notes will automatically convert to units upon the effectiveness of this offering. This number also includes 15,625 shares that are a part of units issuable to our legal counsel in partial payment of their fee. It does not include (1) 255,863 shares issuable on exercise of outstanding options and warrants at prices ranging from $1.09 to $9.06 per share; (2) 531,000 shares included in units obtainable on exercise of the underwriters' over-allotment option and warrants issued to the holders of the above-described notes and the representative of the underwriters; and (3) 2,121,625 shares issuable on exercise of unit warrants.

     Prior to this offering, we had 1,500,000 shares of preferred stock outstanding, all held by our founder Mr. Richard G. Sass. Mr. Sass has agreed that, immediately before this offering, the preferred stock will be converted into 165,585 shares of common stock. In addition, we are indebted to Mr. Sass in the amount of $3,932,442, which represents the principal and accrued interest through March 31, 2001 for funds he has advanced to us. He has agreed to accept 266,914 units in satisfaction of $2,135,315 of debt.

     On             , 2001, we accomplished a 1-for-9.0588 reverse split of our common stock.

     Except where otherwise indicated, information in this prospectus gives retroactive effect to the transactions with Mr. Sass and the reverse stock split as if each had occurred immediately prior to the date as of which such information is given.

                         SUMMARY FINANCIAL INFORMATION

                                                   YEAR ENDED              THREE MONTHS ENDED
                                                  DECEMBER 31,                 MARCH 31,
                                            ------------------------    ------------------------
                                               1999        2000(1)       2000(1)       2001(1)
                                            ----------    ----------    ----------    ----------
                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales.....................................  $    1,631    $    4,258    $      604    $    1,600
Cost of goods sold........................       1,903         3,429           740         1,061
                                            ----------    ----------    ----------    ----------
Gross profit (loss).......................        (272)          829          (136)          539
Operating expenses:
  Research and development................         216           212            71            44
  Sales and marketing.....................         507           270            93            97
  General and administrative..............         849         1,748           423           304
                                            ----------    ----------    ----------    ----------
Total operating expenses..................       1,572         2,230           587           445
                                            ----------    ----------    ----------    ----------
Income (loss) from operations.............      (1,844)       (1,401)         (723)           94
Other income (expense):
  Interest income (expense), net..........        (217)         (667)         (129)         (139)
                                            ----------    ----------    ----------    ----------
Net loss..................................  $   (2,061)   $   (2,068)   $     (852)   $      (45)
                                            ==========    ==========    ==========    ==========
Net loss per common share -- basic and
  diluted.................................  $    (1.57)   $    (1.55)   $    (0.65)   $    (0.03)
                                            ==========    ==========    ==========    ==========
Weighted average shares used in
  calculations per share -- basic and
  diluted.................................   1,310,880     1,331,854     1,310,880     1,331,854
                                            ==========    ==========    ==========    ==========

                                                                   AS OF MARCH 31, 2001
                                                       --------------------------------------------
                                                                                    PRO FORMA AS
                                                       ACTUAL     PRO FORMA(2)     ADJUSTED(2)(3)
                                                       -------    ------------    -----------------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............................  $     3      $   603            $10,763
Working capital......................................      358          958             11,118
Total assets.........................................    9,331        9,931             20,091
Long-term debt, including accrued interest...........    6,900        4,764              4,764
Redeemable preferred stock...........................      450           --                 --
Accumulated deficit..................................   (6,010)      (6,010)            (6,010)
Shareholders' equity (deficit).......................     (355)       2,830             12,990

---------------
(1) These results reflect the acquisition of BioElectric Corporation in February 2000.

(2) Gives pro forma effect to: (i) the conversion of 1,500,000 shares of our outstanding redeemable preferred stock into 165,585 shares of common stock;
    (ii) the exchange of $2,135,315 of debt owed to our founder for 266,914 units; and (iii) the conversion of the $600,000 of principal of our bridge notes to 75,000 units.

(3) Further adjusted to reflect: (i) the sale of the 1,500,000 units offered hereby at an assumed offering price of $8.00 per unit; and (ii) the receipt of the net proceeds therefrom.

                                  RISK FACTORS

     An investment in the units involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any of the units. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE NO HISTORY OF PROFITABLE OPERATIONS AND MAY INCUR FUTURE LOSSES.

     Since microHelix's organization in 1997, we have incurred significant losses. Our net losses for the years ended December 31, 1999 and 2000 were $2,061,126 and $2,067,589, respectively. We may never achieve or sustain profitability. At March 31, 2001, we had an accumulated deficit of $6,009,760 and negative shareholders' equity of $354,918. We expect our operating expenses to increase significantly as we expand our sales and marketing efforts and otherwise support our expected growth. Because of these planned expenditures or for other reasons, we may incur additional losses in the near future.

OUR BUSINESS PLAN IS BASED ON ASSUMPTIONS THAT COULD PROVE TO BE INCORRECT.

     A key element of our business plan involves the expansion of our product line to serve what we expect to be growing new markets in the minimally invasive and implantable device sectors of the medical equipment market. The success of our plan depends on numerous assumptions that we cannot be sure are justified. If any of our key assumptions are incorrect, we could be unable to expand our business as we currently anticipate and we may make substantial investments in product development and/or marketing efforts that do not result in new product sales. Our assumptions include the following:

     - demand for sophisticated interconnect systems in the fully implantable and minimally invasive sectors will increase rapidly;

     - our technology will efficiently address market needs as they develop;

     - OEMs with whom we have or may develop relationships will be successful in developing their technologies and addressing their markets; and

     - other companies will not develop competing technologies that offer substantial technological or economic advantages over ours.

WE ARE UNABLE TO PREDICT THE AMOUNT OR TIMING OF GROWTH IN MARKETS WHERE WE EXPECT OUR FUTURE REVENUE GROWTH TO OCCUR, WHICH COULD RESULT IN SUBSTANTIALLY REDUCED EARNINGS OR LOSSES.

     Our implantable device and minimally invasive device markets are new and rapidly changing. Many of the medical devices manufactured by our OEM customers have long development and governmental approval cycles. We cannot accurately predict the future characteristics of our markets, including their ultimate size or the amount of time that will be required to achieve the growth on which our business plans are based. As a result, we may time our own investment of resources to address these markets in a way that either fails to meet actual demand or results in expenses that we cannot justify in light of actual sales volume. A failure to meet actual demand could put us at a competitive disadvantage, while an investment in markets that develop more slowly than anticipated could result in substantially reduced earnings or losses. We cannot assure you that we will be able accurately to forecast market demand in time to respond appropriately.

THE DEVELOPMENT OF NEW DEVICES BY OUR CUSTOMERS IS OFTEN SUBJECT TO REVIEW BY THE U.S. FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AGENCIES, WHICH COULD MEAN THAT NEW INTERCONNECT SYSTEMS THAT WE DEVELOP FOR OUR OEM CUSTOMERS MAY NOT BE SOLD IN COMMERCIAL QUANTITIES FOR A LONG TIME, IF EVER.

     Our sales process involves designing our interconnect systems into new OEM devices. The sale of these systems in commercial quantities is generally preceded by a pre-production design phase in which we produce various prototype systems based on input from a collaboration with the customer's engineering and product design staff. The OEM devices are subject to regulation and licensing, usually by the U.S. Food and Drug Administration, or FDA, and sometimes by comparable foreign regulatory bodies, which increases the cost and time required for the development, marketing and sale of these devices. We are generally paid a fee under a development agreement during this time but do not expect such fees to contribute significantly to our profitability. We expect that the sales cycle for most of our systems will be relatively slow, generally taking between six and eighteen months. If these devices are not approved or they are not successfully brought to market in a timely manner, the failure to do so will have a direct and adverse impact on our sales.

OUR SUCCESS WILL DEPEND IN LARGE PART ON THE SUCCESS OF OUR CUSTOMERS.

     We work closely with our customers to design interconnect systems that work with the particular device for which they are designed. While we seek to be a supplier to as many customers as possible in a given market, there are often reasons why we will be unable to provide systems to more than a single customer in any given market segment. Demand for our interconnect systems is substantially dependent on the success of the devices of which they are a part. Our customers' markets are highly competitive and rapidly changing. If our customers do not succeed in introducing their devices into their chosen markets, the failure to do so will have a direct and adverse impact on our sales.

OUR SALES MAY BE CONCENTRATED WITH ONE OR MORE CUSTOMERS, WHICH COULD MAKE FLUCTUATIONS IN REVENUE AND EARNINGS MORE SEVERE.

     Two customers accounted for approximately 15 percent and 12 percent, respectively, of our 2000 sales. Approximately 40 percent of our total sales were to our diagnostic ultrasound customers. There are a relatively limited number of OEMs that make medical devices and an even smaller number of OEMs that compete in any given device market. The loss of a significant customer could have a material adverse impact on our sales and earnings. While we expect the overall size of the medical device market to expand, it remains possible that significant penetration of these markets may depend on large volume sales to a limited number of potential customers. Concentration in our customer base may make fluctuations in revenue and earnings more severe and make business planning more difficult.

WE MAY NOT BE ABLE TO DEVELOP AND INTRODUCE NEW SYSTEMS TO RESPOND TO EVOLVING INDUSTRY REQUIREMENTS IN A TIMELY MANNER.

     Technology, both in our markets and in our customers' markets, is undergoing rapid change. To maintain our leadership position in our existing markets and to emerge as a leader in new markets, we will have to maintain a leadership position in the technologies supporting those markets. Doing so will require, among other things, the following:

     - we must accurately predict the evolving needs of our customers and develop, in a timely manner, the technology required to support those needs;

     - we must provide systems that are not only technologically sophisticated but are also available at a price within customer tolerances and competitive with comparable systems;

     - we must establish and effectively defend our ownership of the intellectual property supporting our interconnect systems; and

     - we must enter into relationships with other companies that have developed complementary technology.

We cannot assure you that we will be able to achieve any of these objectives.

WE ARE EXPOSED TO THE RISK OF SUBSTANTIAL CLAIMS IN THE EVENT OF THE FAILURE OR MALFUNCTION OF ANY OF OUR INTERCONNECT SYSTEMS.

     Because our interconnect systems are used in medical devices, the consequences of any failure or malfunction of any of our systems is potentially severe. Failure or malfunction could cause the device to stop working properly, which could, in turn, result in injury or death. Because of the need for miniaturization, our interconnect systems are manufactured to extremely narrow tolerances at the limit of current manufacturing technology. Accordingly, a relatively small error in manufacturing and/or a lapse in quality control could result in a defective system being installed in a critical medical device. We maintain insurance against such events but we cannot assure you that such insurance will continue to be available to us in the future or that any insurance that we may obtain will adequately protect us against risk. Even if such a failure did not result in an immediate cash impact, the failure, and expected publicity surrounding it, would, in all likelihood, substantially adversely affect our reputation as a producer of dependable, high-quality components and could therefore adversely affect future sales and earnings.

OUR MARKETS ARE INTENSELY COMPETITIVE AND MANY OF OUR POTENTIAL COMPETITORS HAVE RESOURCES THAT WE LACK.

     The markets in which we compete are intensely competitive. Competition is based on technology, established relationships, quality of support and price. Several of our competitors have a longer history of operations and more established relationships with actual and potential customers than we have. We expect that the minimally invasive and implantable device markets are likely to attract intense competition from well-qualified and well-funded sources. In addition, some of our OEM customers may choose to manufacture their own interconnect systems or to purchase them from companies with which they have or intend to develop strategic relationships. Many of our competitors and potential competitors have technological and financial resources and established business relationships that may afford them a competitive advantage.

A FAILURE TO ATTRACT AND RETAIN QUALIFIED INDIVIDUALS FOR CRITICAL POSITIONS COULD ADVERSELY IMPACT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We depend to a large extent on the efforts and continued employment of Richard G. Sass, our founder, Chief Executive Officer and President. The loss of his services could adversely affect our business. Additionally, our business plan calls for rapid growth in all aspects of our operations. As a new company with limited funding, we have historically operated without the complete management structure that will be required to support the level of business we expect to achieve. We hired a Director of Business Development on June 1, 2001 and we expect to add a Director of Sales and Marketing to our management team. The most qualified candidates are heavily recruited by other companies as well, some of which may be able to offer applicants incentives that we cannot match. In addition, each new management addition will have to be integrated into our management team, which will require some time and internal focus to accomplish. We will also be required to attract and retain technological personnel at all levels of seniority. In times of strong growth in the technology sector, these personnel can be in critically short supply.

OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR BUSINESS OPERATIONS.

     We will need to expand our operations rapidly if we achieve acceptance of our systems in the minimally invasive and implantable device markets. Difficulties in managing our future growth could have a significant negative impact on our business operations, increase our costs and make it difficult for us to achieve or maintain profitability. We may not be able to project accurately the rate or timing of increases in orders for our systems, or to expand and upgrade our engineering, sales and manufacturing systems and infrastructure to accommodate these increases. Our future results of operations will depend on the ability of our officers and key employees to manage changing business conditions and to implement and improve our technical, administrative, financial control and reporting systems in response to our anticipated rapid growth.

OUR CURRENT MANUFACTURING OPERATIONS IN MEXICO AND OUR EXPECTED EXPANSION OF GLOBAL MANUFACTURING TO INCLUDE ASIA MAY SUBJECT US TO A NUMBER OF RISKS.

     We currently manufacture interconnect systems for ultrasound devices in Mexico and, to keep our costs competitively low, we expect to conduct a substantial part of the manufacturing of our future systems outside the United States. While we expect that most of the arrangements that we may make with regard to international manufacturing will be denominated in U.S. dollars, the conduct of such operations will subject us to foreign currency risks in the event of large changes in exchange rates. Foreign manufacturing will subject us to a number of additional risks, including:

     - changes in trade policy and regulatory requirements;

     - economic conditions in the countries in which the manufacturing occurs;

     - duties, tariffs and other trade barriers and restrictions;

     - foreign collection problems; and

     - political and transportation risks.

Any of the above factors could, in the future, disrupt the supply of systems and adversely impact sales, earnings and customer relationships.

PERFORMANCE, RELIABILITY OR QUALITY PROBLEMS WITH OUR SYSTEMS MAY CAUSE OUR CUSTOMERS TO REDUCE OR CANCEL ORDERS.

     Our systems are technologically complex and we regularly introduce new systems incorporating new technologies or manufacturing processes. While we attempt to thoroughly test new systems in advance of commercial sales and to maintain world class manufacturing standards, we may experience performance, reliability or quality problems in the future. A significant problem with our systems could cause us to lose orders and could adversely affect our reputation and relationships with customers and potential customers.

                          RISKS RELATING TO TECHNOLOGY

IF WE ARE NOT ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

     We consider our intellectual property portfolio to be a significant element of our ability to compete in our chosen markets. We rely on a combination of patents, trade secrets and contractual restrictions in our agreements with our product development partners and vendors to establish and protect our intellectual property rights. We cannot assure you that patents will be issued from any of our pending applications or that any claims allowed from existing or pending patents will be sufficiently broad to protect our technology. In addition, we cannot assure you that any patents issued to us will not be challenged, invalidated or circumvented. Litigation may be necessary to enforce our patents, trade secrets and other intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, regardless of the final outcome of the litigation.

     Despite our efforts to maintain and safeguard our proprietary rights, we cannot assure you that we will be successful in doing so or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies.

     Our employees and others who may come to know our trade secrets may use them improperly or disclose them to others. In such cases, we may not know that our trade secrets are being misused and, if we do know, we may be unable to take effective action to prevent the misuse.

WE ARE EXPOSED TO THE RISK OF A CLAIM THAT OUR SYSTEMS OR MANUFACTURING PROCESSES VIOLATE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     We are exposed to the risk of claims that our systems or manufacturing processes infringe patents or otherwise violate intellectual property rights of others. While we are not aware of any such infringement or any such claim, we cannot assure you that our systems and manufacturing processes do not infringe any intellectual property rights or that we have the required ownership interest or licenses in all of the intellectual property that we employ. Claims of patent infringement and other intellectual property rights claims have proliferated in recent years. A successful claim could subject us to the payment of substantial damages and could also cause us to have to re-engineer an existing system or manufacturing process, license technology from others at potentially considerable cost or terminate the offending system or process. Whether successful or not, such claims are expensive and time-consuming to defend. As a relatively small company, we may lack the financial resources to mount a successful defense against a larger plaintiff, even if we are convinced that we would succeed on the merits.

OUR COMPETITORS MAY HAVE PROPRIETARY TECHNOLOGIES WHICH CREATE BARRIERS TO
ENTRY.

     Our markets are competitive and many other companies may be developing technologies that they believe will permit them to compete in those markets. Such technologies, if successfully developed, may be technically superior to ours or, whether or not they are technically superior, may set an industry standard that will define the successful system for that market. We may be unable to compete against such technologies or to acquire the right to incorporate them in our systems on commercially reasonable terms or at all.

               RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

THE MARKET PRICE OF OUR STOCK AND UNIT WARRANTS MAY EXPERIENCE VOLATILITY AND COULD DECLINE SIGNIFICANTLY.

     Our securities are expected to trade on the Nasdaq SmallCap Market following this offering. Securities of smaller technology companies have in the past experienced substantial volatility, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in the United States and globally and market perceptions of the attractiveness of particular industries. Our stock and unit warrant price is also likely to be significantly affected by short-term changes in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our securities include the following:

     - the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities;

     - the number and quality of market makers in our securities may affect an investor's ability to trade significant numbers of shares or unit warrants;

     - the relatively small size of the public float will limit the ability of larger institutions to invest in our securities; and

     - a substantial decline in our stock price that persisted for a significant period of time could cause our securities to be delisted from the Nasdaq SmallCap Market, further reducing market efficiency.

     As a result of any of these or other factors, the market price of our stock at any given point in time may not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

THERE HAS BEEN NO PRIOR MARKET FOR OUR SECURITIES AND A PUBLIC MARKET FOR OUR SECURITIES MAY NOT BE SUSTAINED.

     Prior to this offering, you could not buy or sell our securities publicly. If an active public market for our securities is not sustained after this offering, the market price of our securities may be adversely affected, and the liquidity of your investment will be significantly limited.

YOU WILL BE RELYING ON OUR JUDGMENT REGARDING OUR USE OF PROCEEDS.

     Although we have described our current expectations as to the use of the proceeds of this offering, our actual use of proceeds may change based on changes in operating requirements and opportunities that affect our future business. You will be relying on our judgment as to the application of the offering proceeds and other capital resources available to us.

WE MAY ENGAGE IN BUSINESS COMBINATIONS THAT DILUTE SHAREHOLDERS, DIVERT MANAGEMENT ATTENTION, OR CAUSE INTEGRATION DIFFICULTIES.

     We may elect to pursue our growth strategy by acquiring or combining with other businesses. Such combinations may be structured as stock or cash transactions or as a combination of the two. Business combinations are time consuming and expensive and there is no guarantee that any given combination will be completed. In addition, business combinations can cause substantial dilution in the investment of the existing shareholders and can result in a significant drop in our stock price if market perceptions of the combination are not favorable. Following a combination, it is necessary to integrate the two businesses, which is always time consuming and often difficult. Many business combinations are a result of intensely competitive bidding and we may find ourselves under severe pressure to increase our bid for a particular business. For financing or legal reasons, we may be required to divest ourselves of certain assets in order to consummate a business combination or to increase leverage by borrowing. We cannot assure you that any business combination we attempt to consummate will have a positive effect on our business or financial condition or our stock price.

YOU WILL SUFFER IMMEDIATE DILUTION OF APPROXIMATELY 73 PERCENT OF YOUR
INVESTMENT.

     We anticipate that the initial public offering price of the units will be substantially higher than the net tangible book value per share of our common stock after this offering. If we sell the units at $8.00 per unit you will incur immediate dilution of approximately $5.84 in net tangible book value for each share of our common stock included in the units you purchase. If currently outstanding options or warrants to purchase our common stock are exercised, your investment may be further diluted.

FUTURE SALES OF OUR COMMON STOCK BY OUR EXISTING SHAREHOLDERS COULD DECREASE THE TRADING PRICE OF THE COMMON STOCK AND UNIT WARRANTS.

     Sales of a large number of shares of our common stock in the public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and unit warrants and could impair our ability to raise capital through future sales of our common stock. Upon completion of this offering, there will be 3,736,927 shares of our common stock outstanding. The 1,500,000 shares of common stock sold in this offering are, and the 1,500,000 shares of common stock reserved for issuance upon exercise of the unit warrants as well as common stock and warrants in 15,625 units issuable to our legal counsel will be, if and when issued, freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are purchased by our "affiliates," as that term is defined in the Securities Act of 1933.

     Following this offering, 2,221,302 shares of common stock will be outstanding in addition to the shares described above. All of these shares may be sold in the future subject to compliance with securities laws and lock-up agreements to which these shares are subject. The lock-up agreements with the representative of the underwriters prohibit the sale in the public market of substantially all of these shares for one year following the completion of this offering, unless permitted by the representative.

OUR PRINCIPAL SHAREHOLDER MAY CONTINUE TO CONTROL MICROHELIX AFTER THIS
OFFERING.

     On completion of this offering, Mr. Sass will beneficially own approximately one-third of our outstanding common stock. Because we expect that the remaining stock will be widely held, this ownership distribution may permit Mr. Sass to exert a dominant influence on the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our articles of incorporation or bylaws and the approval of mergers and other significant corporate transactions. This concentrated ownership may reduce the likelihood that any other holder or group of holders of common stock will be able to affect the way we are managed or the direction of our business. These factors may also delay or prevent a change in the management or voting control of microHelix.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

     We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business. We do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of our Board of Directors after taking into account many factors, including our operating results, financial condition, current and anticipated cash needs. The declaration and payment of any future cash dividends is prohibited by our current credit agreement and may be similarly restricted in the future.

THE EXISTENCE OF OUTSTANDING UNIT WARRANTS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL.

     After completion of this offering, there will be 1,890,625 shares of our common stock issuable upon exercise of the unit warrants issued in this offering
at a price of $       per share. During the life of the unit warrants, the
holders are given an opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period the unit warrants are outstanding may be adversely affected and the existence of the unit warrants may have an effect on the price of our common stock. The holders of the unit warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the unit warrants.

YOU MAY NOT BE ABLE TO EXERCISE YOUR UNIT WARRANTS IF WE DO NOT MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT.

     We are required to use commercially reasonable efforts to maintain a registration statement relating to the offer and sale of the common stock underlying the unit warrants offered in this offering and to qualify the unit warrants for sale in jurisdictions in which the unit warrant holders reside unless an exemption from such registration or qualification exists. If such registration is not maintained, the holders of the unit warrants may not be able to exercise them.

UPON EXERCISE, WE MAY HAVE THE RIGHT TO PAY YOU THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE MARKET PRICE INSTEAD OF REGISTERING THE UNDERLYING COMMON STOCK.

     We have the right, but not the obligation, so long as our shares of common stock are listed on a securities exchange or there are least two independent market makers, to pay a holder exercising unit warrants the difference between the exercise price and the market price of the common stock on the date of exercise in lieu of registering the underlying common stock.

YOUR UNIT WARRANTS CAN BE REDEEMED ON SHORT NOTICE.

     We can redeem your unit warrants for $0.25 per unit warrant on 30 days' written notice at any time after we have reported net income of $0.90 per share, subject to adjustment in certain events, for any fiscal year. If we give notice of redemption, a holder will be forced to sell or exercise the unit warrants or accept the redemption price.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including without limitation "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains statements that constitute "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties. The following, in addition to the risk factors described above, are among the factors that could cause actual results to differ materially from the forward-looking statements:

     - an unexpected change in business conditions or a slowdown in growth in the medical device industry and general economies, both domestic and international;

     - lower than expected customer orders, delays in receipt of orders or cancellation of orders;

     - competitive factors, including increased competition, new system offerings by competitors and price pressures;

     - limitations on the availability of third-party parts and supplies at reasonable prices;

     - changes in product mix;

     - significant quarterly performance fluctuations due to the receipt of a significant portion of customer orders and product shipments in the last month of each quarter; and

     - product shipment interruptions due to manufacturing problems.

     The forward-looking statements contained in this prospectus regarding industry trends, revenue and product mix, costs and gross profit expectations, product development costs, operating expense improvements, cash flow and future business activities should be considered in light of these factors.

                                USE OF PROCEEDS

     We expect the net proceeds from this offering to be approximately $10,160,000, after deducting the underwriting discount and estimated offering expenses, and assuming no exercise of the unit warrants or the underwriters' over-allotment option.

     We intend to use the net proceeds, along with any other financing sources that may become available to us, to support our anticipated growth. We expect to experience negative cash flow from operations for at least the next twelve months. We expect that our cash requirements will exist principally in the following areas and in approximately the following amounts:

                                                              APPROXIMATE    APPROXIMATE
                                                                AMOUNT       PERCENTAGE
                                                              -----------    -----------
USE OF CAPITAL
Purchase of additional capital equipment....................  $2,400,000         24%
Additional personnel requirements...........................  $1,800,000         18%
Expansion of manufacturing capabilities.....................  $1,600,000         15%
Net reduction of debt.......................................  $1,000,000         10%
Working capital requirements................................  $2,000,000         20%
Other uses..................................................  $1,360,000         13%

Capital equipment

     During the next two years, we expect our customers' product requirements to increase significantly and we expect to continue the transition of many of our existing customer relationships from development contract requirements to full-scale commercial manufacturing. These changes will require an increase in our production capacity, which, we believe, will result in a doubling of our equipment requirements.

Additional personnel

     We intend to add and fill several positions over the coming months. We have recently hired a Director of Business Development. We are also planning to add a number of positions to our sales department. One of our first priorities will be to hire a Director of Sales and Marketing to oversee both foreign and domestic sales activity. In June 2001, we hired a Director of Asia Pacific Operations to oversee sales activity in Asia and act as a liaison between us and our contract manufacturer in Asia after such a relationship has been established, if ever. In June and July of 2001, we also hired an East Coast Sales Manager and a Southwest Sales Manager. As we expand our production capacity, our engineering, quality, and manufacturing departments will all expand their personnel requirements as well. The addition of these personnel will also require the addition of infrastructure to support these personnel.

     Funds also will be required to provide salary increases to many long-term employees who have accepted reduced salaries over the past few years in an effort to help us limit our use of cash.

Expansion of manufacturing capabilities

     We anticipate the need to upgrade our current facilities to include the expansion of specialized clean rooms to meet product manufacturing specifications, particularly in the manufacture of implantable devices. This will require additional clean-room equipment, plus the associated heating, ventilating, and air conditioning requirements to maintain the clean environment.

     As customers continue to require cost savings on various interconnect systems, we anticipate having to expand our operations in Nogales and develop manufacturing opportunities in Asia.

Net reduction of debt

     Immediately following this offering, we expect to restructure our existing debt arrangements by paying off a portion of our existing debt and negotiating new arrangements with a commercial lender. We are currently in negotiations with such lenders but have no commitment as to any such financing. Paulson Investment Company, Inc. has committed, subject to certain conditions, to provide up to $400,000 in unsecured debt financing. We are required to pay off any indebtedness that we incur to Paulson Investment Company, Inc. under this arrangement out of the proceeds of this offering. As of July 6, 2001, we borrowed $100,000. We expect to borrow an additional $100,000 each month up to the maximum aggregate total of $400,000 under this arrangement unless this offering is completed before we borrow the complete amount.

     As a result of the restructuring process, we expect that our total outstanding indebtedness for money borrowed will decrease following this offering and we currently estimate that the decrease will be approximately $1,000,000; $400,000 related to the financing arrangement with Paulson Investment Company, Inc., as described, and $600,000 of which we expect to repay long-term borrowings to our bank. Some of our current debt is guaranteed by our founder and we expect that his guarantees will be removed in the restructuring.

Working capital requirements

     We expect that the anticipated rapid increase in sales growth will cause additional cash flow requirements for working capital as we increase our purchases of raw materials and incur additional costs to seek, hire, and train new employees. In addition, there may be significant up-front unreimbursed costs incurred in the design of new interconnect systems that will not provide sales at a commercial manufacturing level until the following twelve to eighteen months.

Other uses

     In order to maintain our competitive advantage, we will require additional cash to be able to take advantage of opportunities and to support expenses necessary to maintain our intellectual property as they may arise, including the identification and licensing of complementary technologies, the costs associated with continual updates to our patent portfolio, and technology assessment.

     The amount and timing of any of the above expenses will depend on various factors, including rates of business growth, specific technology, capital equipment and other requirements imposed by our customers and opportunities presented to us. While we have prepared internal forecasts to assist management in planning, we believe that these forecasts, as they apply to periods extending beyond the next few months, are inherently unreliable and that our actual cash requirements may differ materially from those we presently forecast.

     We believe the net proceeds of this offering will be sufficient to fund our operations for at least the next 12 months.

     Pending the use of the proceeds of this offering for operational purposes, we intend to invest the net proceeds of this offering not used for the immediate repayment of debt in short-term, investment-grade, interest-bearing securities.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. Payment of any cash dividends will depend on the results of our operations, our financial condition and our capital expenditure plans, as well as other factors our Board of Directors may consider relevant. We presently intend to retain any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of any future cash dividends is prohibited by our current credit agreement and may be similarly restricted in the future.

                                 CAPITALIZATION

     The following table sets forth our capitalization at March 31, 2001:

     - on an actual basis;

     - giving pro forma effect to the conversion of 1,500,000 shares of redeemable preferred stock into 165,585 shares of common stock, the conversion of $2,135,315 of convertible notes payable to shareholder into 266,914 units consisting of one share of common stock and one unit warrant, and the conversion of $600,000 of our bridge loan into 75,000 units, each consisting of one share of common stock and one unit warrant; and

     - on a pro forma as adjusted basis to reflect our sale of the 1,500,000 units in this offering at an assumed offering price of $8.00 per unit, the receipt of the net proceeds therefrom, and the issuance of 15,625 units to our legal counsel.

                                                                       MARCH 31, 2001
                                                             -----------------------------------
                                                                                      PRO FORMA
                                                             ACTUAL     PRO FORMA    AS ADJUSTED
                                                             -------    ---------    -----------
                                                                       (IN THOUSANDS)
                                                                         (UNAUDITED)
Long-term debt including accrued interest, excluding
  current portion..........................................  $ 6,900     $ 4,764       $ 4,764
Redeemable preferred stock.................................      450          --            --
Shareholders' equity:
  Common stock: no par value; 5,519,495 shares authorized;
     1,713,803 shares issued and outstanding actual;
     2,221,302 shares issued and outstanding as adjusted;
     3,736,927 shares issued and outstanding, pro forma as
     adjusted..............................................    5,285       8,470        18,630
  Additional paid-in capital...............................      622         622           622
  Note receivable from shareholder.........................      (94)        (94)          (94)
  Deferred compensation expense............................     (158)       (158)         (158)
  Accumulated deficit......................................   (6,010)     (6,010)       (6,010)
                                                             -------     -------       -------
  Total shareholders' equity (deficit).....................     (355)      2,830        12,990
                                                             -------     -------       -------
     Total capitalization..................................  $ 6,995     $ 7,594       $17,754
                                                             =======     =======       =======

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to you. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets minus total liabilities) by the number of shares of common stock outstanding.

     At March 31, 2001, the pro forma net tangible book deficit of the Company was $(2,085,472), or $(0.94) per share of common stock. The pro forma data give retroactive effect to the conversion of our outstanding preferred stock to common stock, the exchange of debt owed to our founder for units, and the conversion of the principal of our bridge notes to units. After giving effect to the sale of the 1,500,000 units and the receipt of the estimated net proceeds, assuming an initial public offering price of $8.00 per unit and after deducting the underwriting discount and the estimated offering expenses, attributing no portion of the value of the unit to the unit warrant, and assuming the issuance of 15,625 units to our legal counsel, our as adjusted pro forma net tangible book value as of March 31, 2001 would have been $8,074,528, or $2.16 per share of common stock. This represents an immediate increase in the net tangible book value of $3.10 per share to existing shareholders and an immediate dilution in net tangible book value of $5.84 per share to the purchasers of the units in this offering.

     The following table illustrates the per share dilution to you:

Assumed initial public offering price per share.............  $ 8.00
  Net tangible book deficit per share before this
     offering...............................................   (0.94)
  Increase attributable to new investors....................    3.10
                                                              ------
Adjusted net tangible book value per share after this
  offering..................................................    2.16
                                                              ------
Dilution per share to new investors.........................  $ 5.84
                                                              ======
Dilution as a percentage of offering price..................      73%

     The following table sets forth on a pro forma basis as of March 31, 2001, giving effect to the pro forma events described above, the number of shares of common stock purchased from microHelix, the total consideration paid to microHelix and the average price per share (1) paid by the existing shareholders and (2) paid by the purchasers of the units in this offering, assuming the sale of 1,500,000 units at an assumed public offering price of $8.00 per unit, ascribing no portion of the value of a unit to the unit warrant, the receipt of the net proceeds therefrom and assuming issuance of 15,625 units to our attorneys. The calculation in this table with respect to shares of common stock to be purchased by new investors in this offering excludes shares of common stock issuable upon exercise of the unit warrants.

                                           SHARES PURCHASED       TOTAL CONSIDERATION
                                          -------------------    ---------------------    AVERAGE PRICE
                                           NUMBER     PERCENT      AMOUNT      PERCENT      PER SHARE
                                          ---------   -------    -----------   -------    -------------
Existing shareholders...................  2,221,302      59%     $ 8,470,570      41%         $3.81
New investors...........................  1,515,625      41%     $12,125,000      59%         $8.00
                                          ---------     ---      -----------     ---
  Total.................................  3,736,927     100%     $20,595,570     100%
                                          =========     ===      ===========     ===

     This table assumes no exercise of the underwriters' over-allotment option, outstanding options or warrants, the unit warrants or the representative's warrants. If the underwriters' over-allotment option is exercised in full, dilution to new investors would be $5.53 per share of common stock. At June 30, 2001, options and warrants were outstanding to purchase up to a total of 255,863 shares of common stock at exercise or conversion prices ranging from $1.09 to $9.06. To the extent that these options and warrants are exercised, there will be further dilution to new investors.

                            SELECTED FINANCIAL DATA

     The selected financial data presented below for, and as of the end of, each of the two years ended December 31, 2000, have been derived from our audited financial statements included elsewhere in this prospectus. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes thereto included elsewhere in this prospectus. The summary financial information as of and for the three months ended March 31, 2001 and 2000 is unaudited and, in the opinion of management, reflects all adjustments that are necessary for a fair statement of the financial position and results of operations of the interim periods presented. The results for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year for a number of reasons, including this offering and the proposed application of the net proceeds thereof.

                                                     YEAR ENDED             THREE MONTHS ENDED
                                                    DECEMBER 31,                 MARCH 31,
                                               -----------------------   -------------------------
                                                  1999         2000         2000          2001
                                               ----------   ----------   -----------   -----------
                                                                         (UNAUDITED)   (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales........................................  $    1,631   $    4,258   $      604    $    1,600
Cost of goods sold...........................       1,903        3,429          740         1,061
                                               ----------   ----------   ----------    ----------
Gross profit (loss)..........................        (272)         829         (136)          539
                                               ----------   ----------   ----------    ----------
Operating expenses:
  Research and development...................         216          212           71            44
  Sales and marketing........................         507          270           93            97
  General and administrative.................         849        1,748          423           304
                                               ----------   ----------   ----------    ----------
     Total operating expenses................       1,572        2,230          587           445
                                               ----------   ----------   ----------    ----------
Income (loss) from operations................      (1,844)      (1,401)        (723)           94
Other income (expense):
  Interest income (expense), net.............        (217)        (667)        (129)         (139)
                                               ----------   ----------   ----------    ----------
Net loss.....................................  $   (2,061)  $   (2,068)  $     (852)   $      (45)
                                               ----------   ----------   ----------    ----------
Net loss per common share -- basic and
  diluted....................................  $    (1.57)  $    (1.55)  $    (0.65)   $    (0.03)
                                               ==========   ==========   ==========    ==========
Weighted average shares used in calculations
  per share -- basic and diluted.............   1,310,880    1,331,854    1,310,880     1,331,854
                                               ==========   ==========   ==========    ==========

                                                            DECEMBER 31,                   MARCH 31,
                                                                2000                         2001
                                                            ------------                   ---------
BALANCE SHEET DATA:
Cash and cash equivalents.................................    $     4                       $     3
Working capital(deficit)..................................       (172)                          358
Total assets..............................................      8,733                         9,331
Long-term debt, including accrued interest................      6,390                         6,900
Redeemable preferred stock................................        450                           450
Accumulated deficit.......................................     (5,965)                       (6,010)
Shareholders' deficit.....................................       (323)                         (355)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial condition for the years ended December 31, 1999 and 2000 and the three-month periods ended March 31, 2000 and 2001. The following discussion should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

OVERVIEW

     microHelix, formerly mHL Development Company, was, until December 31, 2000, a holding company that owned several operating subsidiaries. On December 31, 2000, all of the material operating subsidiaries were merged with and into, or sold substantially all of their assets to, microHelix, creating a single operating company.

     We design, manufacture and sell high quality, complex interconnect systems for use in the medical device industry. Beginning in 1991 with the formation of BioElectric Corporation, we have developed our core manufacturing technologies relying heavily on equity infusions and loans from our founder and on government grants, primarily from the National Institutes of Health. Since June 1999, we have had significant levels of OEM sales. We are engaged in commercial production of our ultrasound and, to a lesser extent, our minimally invasive systems and in contract manufacturing. We have shipped products to customers in the fully implantable device market for development purposes. We expect sales of commercial products to increase and broaden in scope as we develop additional relationships with OEMs.

     A new sales cycle generally begins with a development contract with our customer. Currently, approximately one quarter of our sales is derived from our development contracts. We usually begin working with our OEM customers to develop a customized interconnect system appropriate for their new device in the design stage. Our engineers work cooperatively with a customer's staff to design the device and to craft an interconnect system that best suits the customer's needs for that particular device. We are paid upon the completion of set milestones in this pre-production phase as we move through various stages of design to the production of prototype systems. Upon the completion of this design and development period, assuming our customer's medical devices obtain all necessary approvals from the FDA and other regulatory agencies, if we are successful, we receive a purchase order for our systems in commercial quantities.

     Agilent Technologies, Inc. and Endosonics/Jomed GmbH accounted for approximately 15 percent and 12 percent, respectively, of our 2000 sales. Three other customers each accounted for between five percent and nine percent of sales. Based on business to date in 2001, we expect sales to three of these five customers to increase over 2000 sales. One customer has been sold and is no longer a customer and we expect the fifth customer to generate sales at approximately last year's rate. We are in discussions and/or development projects with several customers that have the potential to become significant sources of sales.

     Sales have increased significantly in the last two years, reflecting the development of our proprietary manufacturing processes, the acquisition of BioElectric Corporation, the acquisition of the assets and technology of an existing ultrasound cable business, and the beginning of commercial sales. Sales increased from $128,000 in 1998 to $1,631,000 in 1999 and $4,258,000 in 2000.
Sales in the first quarter of 2001 were approximately $1,600,000. Gross profit margin increased from negative 17 percent in 1999 to 19 percent in 2000 and 34 percent in the first quarter of 2001, primarily reflecting higher margins associated with volume sales of commercial products. Research and development expense reflects internally funded activities and does not include grant or customer funded projects, the cost of which is included in cost of goods sold. Accordingly, recorded research and development expense has generally been a minor factor because of our ability to fund considerable portions of this activity through government grants and customer contracts. Selling, general and administrative expense has increased generally with the expansion of our business. We have operated at a net loss on a quarterly basis since inception. Accordingly, we have not paid income taxes and, as of December 31, 2000, have accumulated federal tax loss carryforwards of $5,500,000, all of which are available to offset future federal income tax liability. As a result of this offering, our ability to take advantage of these loss carryforwards in any year will be limited.

     Since our organization in 1997, we have funded deficit operations and working capital needs using approximately $7,830,000 of common and preferred equity and approximately $5,262,000 in long-term debt. Working capital at March 31, 2001 was approximately $358,000. To provide for cash requirements pending the receipt of proceeds from this offering, in June 2001 we issued convertible notes with attached warrants for $600,000 and entered into a financing arrangement that permits us, beginning in July 2001, to borrow $100,000 a month, up to an aggregate total of $400,000.

     For the first time, in early 2001, we recorded an operating profit and are approaching breakeven on a net basis. Our ability to achieve and sustain profitability depends not only on our continued growth and expansion but also on the strength of our customers' businesses. The general economy in the United States has experienced a recent slowdown, one result of which has been a slowdown in orders from some of our customers as compared to their original forecasts. Our sales continued to increase in the second quarter of 2001. Sales of products increased approximately six percent in the second quarter as compared to the previous quarter, and contract revenues increased approximately 50 percent. We expect sales for the second half of 2001 to be similar to the first half of the year. We anticipate sales in the third quarter to lag second quarter due to inventory balancing by one of our largest customers. We anticipate sales to strengthen in the fourth quarter. Income from operations is expected to decline in the second half of 2001 due to expansion of operations, including additional personnel. We are also pursuing several opportunities to make sales to new customers but are unable to forecast the amount or timing of such sales. Our backlog of firm orders was $2,217,250 at June 30, 2001 and we expect to ship substantially all of these orders within the next six months. Backlog consists of written purchase orders received from customers, some of whom provide purchase orders over a specified time period. In addition, certain customers choose to provide purchase orders on a monthly basis, covering only that month's requirements. Although sales are anticipated from these customers in subsequent months, anticipated amounts are not included in the backlog amount.

RESULTS OF OPERATIONS

     The following table presents our historical operating results for the periods indicated as a percentage of sales:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                            -------------    1ST QUARTER
                                                            1999     2000       2001
                                                            -----    ----    -----------
Sales.....................................................    100%   100%        100%
Cost of sales.............................................    117     81          66
                                                            -----    ---         ---
Gross profit (loss).......................................    (17)    19          34
                                                            -----    ---         ---
Operating expenses:
  Research and development................................     13      5           3
  Selling, general and administrative.....................     83     47          25
                                                            -----    ---         ---
     Total operating expenses.............................     96     52          28
Income (loss) from operations.............................   (113)   (33)          6
Other income (expense)....................................    (13)   (16)         (9)
Income tax................................................      0      0           0
                                                            -----    ---         ---
     Net loss.............................................   (126%)  (49%)        (3%)
                                                            =====    ===         ===

THREE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THREE MONTHS ENDED MARCH 31,
2000

     Sales increased 165 percent from $604,000 in the first quarter of 2000 to $1,600,000 in the first quarter of 2001, due primarily to growth in commercial sales of ultrasound products. During the first quarter of 2000, we commenced manufacturing at our facility in Nogales, Mexico. Due to our start-up activities at this location, we were unable to operate efficiently during the first month of the quarter, which reduced the amount of product we were able to manufacture and ship to customers. In addition to three full months of commercial sales to ultrasound customers during 2001, we have advanced from primarily product development activities in the first quarter of 2000 to commercial sales for two major customers in the minimally invasive medical device market in the first quarter of 2001.

     Gross profit as a percent of sales increased from negative 23 percent in the first quarter of 2000 to 34 percent in the same quarter of 2001. This was a result of an increase in sales that covered the fixed components of cost of goods sold. In addition to the variable direct costs of labor and materials, we incur significant personnel-related costs for our design and application engineering staff as well as other manufacturing support, such as our machine shop, that are relatively stable. The increase in sales in 2001 to date did not require any significant increase in our fixed component of cost of goods sold. With our expected growth in 2001 and 2002, we anticipate the hiring of additional assembly personnel and engineering staff.

     Selling, general and administrative expense decreased from $516,000 in the first quarter of 2000 to $401,000 in the first three months of 2001. Since March 2000, our Chief Executive Officer has been acting as our director of sales, resulting in a decrease in selling expenses. We are currently searching for a Director of Sales and Marketing and anticipate this position will be filled by year end. With the expansion of the sales and marketing department, we expect that selling expenses will increase substantially over current levels. We will also need to add administrative personnel and infrastructure to provide necessary support through the remainder of 2001 and into 2002.

     Operating income was $94,000 with a net loss of $45,000 in the first quarter of 2001. Both of these numbers represent improvements over the operating loss of $723,000 and net loss of $852,000 in the first quarter of 2000. The improvement is primarily due to increased sales. As we invest in personnel and infrastructure to support our anticipated growth, costs will be incurred prior to expected revenue increases, resulting in decreased earnings for the short term.

     Other expense consists principally of interest expense, which remained relatively flat in the first quarter of 2001 compared to the first quarter of 2000.

     No provision for income taxes has been provided due to the Company's net losses.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH YEAR ENDED DECEMBER 31, 1999

     Sales increased 161 percent from $1,631,000 in 1999 to $4,258,000 in 2000, due primarily to our asset acquisitions. The acquisition of BioElectric in February 2000 provided us with approximately $1,100,000 in 2000 revenues, primarily in the form of grant revenues from the National Institutes of Health. These are multi-year contracts so we anticipate similar grant revenues in 2001. We have submitted contract proposals for projects starting in 2002, but we will not know any of the outcomes until fall of 2001. Due to increased focus on commercial manufacturing, we do not intend to actively pursue governmental research contracts beyond 2003. On December 15, 1999, we purchased fixed assets and inventory used in manufacturing ultrasound cables that provided us with an opportunity to manufacture our own ultrasound cables and thereby increase our sales in this market. Sales of our systems to manufacturers of minimally invasive medical devices also increased in 2000 as we were able to achieve commercial production volumes for two of our key customers in this market. During 1999, sales in the minimally invasive area were primarily from the manufacture of prototypes.

     Gross profit was negative 17 percent in 1999 and 19 percent in 2000. This increase was a result of the continuing shift from product development to commercial production and our investment in ultrasound manufacturing capacity. As we were without ultrasound cable manufacturing facilities in 1999, we had to contract out for the manufacture of our product to meet customer requirements. The cost of finished ultrasound cables under our contract was approximately 90 percent of the ultrasound cable price to our customers. Although this was a large direct cost, it enabled us to enter the ultrasound market and obtain information relative to customers and sales forecasts prior to investing in the purchase of assets to manufacture these cable assemblies.

     Selling, general and administrative expense increased from $1,356,000 in 1999 to $2,018,000 in 2000 but declined as a percent of sales from 83 percent in 1999 to 47 percent in 2000. The increase in expenses is due to the new expenses related to the addition of personnel, rent and office expenses to maintain an office in Tucson, Arizona, the expenses required to oversee the manufacture of ultrasound cables and the expenses related to the additional personnel from the acquisition of BioElectric. These expenses were partially offset by a decrease in our selling expenses due to the departure of our Director of Sales during the first quarter of 2000 net of costs associated with his departure. Due to the increased sales from our acquisitions, costs as a percentage of sales declined.

     We recorded a loss from operations of $1,844,000 in 1999 and $1,401,000 in 2000. The improvement in 2000 was the result of continued growth in commercial OEM sales and asset acquisitions made in late 1999 and early 2000.

     Other expense consists principally of interest expense, which increased approximately $450,000 over the prior year due to increased debt levels. Debt was used to finance the acquisition of BioElectric and the ultrasound cable manufacturing assets and inventory, in addition to providing working capital to allow us to continue to expand our operations. We intend to use up to $1,000,000 of the proceeds of this offering to pay down debt. In addition, we believe we will be able to negotiate a credit facility at more attractive interest rates than we have been able to negotiate in the past.

     No provision for income taxes has been provided due to the Company's net losses.

LIQUIDITY AND CAPITAL RESOURCES

     Deficiency in working capital at December 31, 2000 was $172,000 versus working capital of $101,000 at the end of 1999. Working capital at March 31, 2001 was $358,000. We have never generated sufficient cash from operations and, therefore, have traditionally relied on infusions from our founder to meet working capital shortfalls. In January 2001, we entered into a $500,000 revolving line of credit arrangement and a $500,000 three-year term note for equipment financing with Imperial Bank. The line of credit renews annually. The credit facility is guaranteed by Mr. Sass. Approximately $33,000 of remaining credit was available as of March 31, 2001. We are undertaking this offering in part to provide a more stable source of working capital that will support anticipated rapid growth in operations and provide operating flexibility. Operations in the second quarter of 2001 have continued to erode our working capital base. In June 2001, we raised $600,000 from the sale of notes and obtained on additional financing commitment of up to $400,000, as further described below. We believe our working capital, including the proceeds of the bridge loan and additional financing commitment, is sufficient to fund our anticipated operations until the end of 2001.

     Operations used $1,817,000 of cash in 1999 and $1,765,000 of cash in 2000. This improvement resulted from the increase in sales, coupled with improved accounts receivable and inventory management.

     As a result of our purchase of BioElectric Corporation in February 2000, we acquired technology that is recorded as an intangible asset. It will be amortized over its estimated useful life, or 15 years, whichever is shorter, once the technology is completed and in use.

     Immediately prior to this offering, Mr. Sass will convert $450,000 of preferred stock to common stock and will exchange $2,135,315 of the debt that we owe to him for 266,914 units, each consisting of one share of common stock and one unit warrant. These transactions will cause our outstanding equity to consist of a single class of stock and will decrease liabilities and increase shareholders' equity in the amount of $2,585,315.

     We have historically been dependent for our cash requirements on equity infusions from our founder and loans provided or personally guaranteed by our founder. We are in discussions with our existing bank and others with respect to a restructuring of our debt financing package following this offering and expect to replace our existing arrangements with arrangements that will lower our cost of debt capital and remove the personal guarantees of our founder. However, we have received no commitment from any bank with respect to any such restructuring.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, June 1999, and June 2000, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133, Accounting for Derivative Instruments and Hedging Activities, SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instrument and Certain Hedging Activities, respectively. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. These statements are effective for fiscal years beginning after June 15, 2000. We adopted these statements on January 1, 2001. The adoption of these statements did not have a material impact on our consolidated financial statements.

     In July 2001, the FASB issued SFAS No. 141, Business Combinations. This statement discontinues the use of the pooling of interests method of accounting for business combinations. The statement is effective for all business combinations after June 30, 2001. We have completed an evaluation of the effects of this statement and do not believe it will have a material impact on our consolidated financial statements.

     In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires discontinuing the amortization of goodwill and other intangible assets with indefinite useful lives. Instead, these assets will be tested periodically for impairment and written down to their fair market values as necessary. This statement is effective for fiscal years beginning after December 15, 2001. We are currently evaluating the impact of this statement on our consolidated financial statements.

BRIDGE FINANCING

     In June 2001, we borrowed $600,000 from four investors, including our founder, to fund expenses associated with this offering and to cover interim operating expenses pending receipt of the offering proceeds. We issued unsecured convertible notes bearing interest at the rate of nine percent per annum. At the effective date of this offering, the principal of, and accrued interest on, the notes will be automatically converted to units at the initial public offering price of the units sold in this offering. We also issued warrants to the purchasers of the notes that are exercisable during a three-year period beginning on the later of the first anniversary of the effective date of this offering and March 31, 2003. The warrants are exercisable to purchase an aggregate of 156,000 units, for a price equal to 90 percent of the initial public offering price of the units and are redeemable by us at any time after March 31, 2003 for $2.80 per warrant. The notes and the warrants are restricted from transfer other than transfers to members of a group under common control or distributions to fund investors, pursuant to a bona fide pledge or hypothecation or by will or pursuant to the laws of descent and distribution. The units, including the underlying common stock and unit warrants, issuable on exercise of the warrants or conversion of the new note will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933.

     As part of the bridge financing, Paulson Investment Company, Inc. committed to loan us up to $100,000 per month, up to a maximum of $400,000, beginning in July 2001. Any such loans bear interest at the rate of nine percent per annum and are repayable from the proceeds for this offering. As of July 6, 2001, we had borrowed $100,000. We expect to borrow an additional $100,000 each month up to the maximum aggregate total of $400,000 under this arrangement unless this offering is completed before we borrow the complete amount.

                                    BUSINESS

OVERVIEW

     We develop and supply technologically advanced, customized interconnect systems to the medical device industry. We commenced business as a research and development company in 1991. In the following years, we established a foundation of proprietary processes and intellectual property that we developed or acquired in the areas of fine wire handling, materials management, micro-interconnect technology and micro-manufacturing. Building on this foundation, we began to move from research and development to commercial sales of our systems to medical device OEMs in 1998. We now provide interconnect systems to medical device OEMs in three markets:

     - the non-invasive diagnostic ultrasound device market;

     - the minimally invasive device market; and

     - the fully implantable device market.

     Our objective is to be the leading supplier of customized interconnect systems to OEM customers in these target markets. To meet this objective, we provide our customers with:

     - design assistance in the product development and engineering phase for the customer's medical devices;

     - access to difficult-to-find biocompatible materials that enable the functions we support; and

     - a high quality, cost-effective manufacturing process.

     Our existing and target markets are dominated by a few large OEMs. The remainder of the market space is filled generally by smaller, niche companies. We seek to identify key customers, both large and small, in the early stages of their product development cycle and provide a customized solution for their electronic interconnect applications. We offer the larger companies a cost-efficient, reliable and customized system for their devices and we offer expertise and technology not available to many of the smaller companies.

     We currently sell systems in commercial quantities to OEMs of non-invasive diagnostic ultrasound devices and minimally invasive devices. In addition, we are in discussions with and, in some cases, have supplied prototype systems to OEMs in the fully implantable left ventricular assist device, or LVAD, and neuro-stimulation device industries that we expect will lead to our entry into those markets.

OUR TARGET MARKETS AND STRATEGY

     Recent advances in medicine and technology have radically changed many aspects of medical science. Doctors are now able to assist their patients using non-invasive diagnostic ultrasound; undertake minimally invasive surgery that shortens recovery time, reduces medical costs and inflicts substantially less trauma on the patient than does traditional surgery; and, if necessary, implant a semi-permanent or permanent medical device inside the body.

     These advances are the result of both an improved understanding of human biology and advances in medical equipment technology, particularly in the area of device miniaturization. The size of a medical device is often limited by the size of the natural pathways of the human body and the organs into which it must fit. This means that there is a correspondingly fixed requirement for miniaturization of the interconnect system that will transmit the electronic signals between the device's components. Technologies we have developed enable us to design and manufacture interconnect systems for medical devices that meet these requirements.

     While each of our target markets has different needs and requirements, we believe that we are well positioned to provide our OEM customers with the systems for their electronic interconnect needs as they attempt to create ever smaller devices capable of performing increasingly complex functions. We also believe that the markets for our customers' devices will remain robust for the foreseeable future as an aging population and a rise in chronic illnesses that affect older people, such as cardiovascular disease, continue to increase demand for new and complex medical procedures.

Non-invasive diagnostic ultrasound device market.

                                   [GRAPHIC]
DIAGRAM HAS MULTIPLE FRAMES:

   Far left frame contains outline of a human with its arm raised. The transducer of a non-invasive diagnostic ultrasound device is next to the human's chest with a cable connecting the transducer to a computer.

   Above a single large frame are two smaller frames containing text.

   Caption in left frame: "NON-INVASIVE DIAGNOSTIC ULTRASOUND DEVICE MARKET"

   Caption in right frame: "Ultrasound cable assemblies require hundreds of micro coax connections."

   The largest frame, below the two captions, shows the cable assembly for a non-invasive diagnostic ultrasound device.

   To the right is a frame containing the caption: "CROSS SECTION DIAGRAM OF TYPICAL 230 COAX NON-INVASIVE ULTRASOUND CABLE ASSEMBLY"

   Below that frames is a circle with the caption below it: "ACTUAL SIZE"

   Far right frame displays cross section diagram of non-invasive ultrasound cable assembly.

     The need of the healthcare industry to control costs and the desire of patients to minimize the adverse effects of both disease and its treatment is moving the industry toward outpatient procedures and reinforcing its traditional focus on preventative care. This has resulted, among other things, in a market opportunity for low cost, high performance non-invasive diagnostic ultrasound devices. Doctors now regularly use ultrasound devices for initial soft tissue diagnoses because they are non-invasive and do not involve radiation.

     The non-invasive diagnostic ultrasound market has seen a consolidation in recent years and is a mature, slow growth market dominated by four major OEMs. Although the diagnostic ultrasound imaging marketplace has been affected by recent decreases in hospital spending, the segment has stabilized and is expected to grow steadily. The segment approached $2.8 billion in worldwide equipment sales in 2000, according to industry analysts. The interconnect system market for the probe cable assemblies of the sort that we manufacture is approximately eight percent of the total market, or approximately $200 million in probe cable assemblies.

     This mature market is primarily cost driven. We focus on just-in-time, off-shore manufacturing, currently conducted in our Nogales, Mexico facility, to control costs.

Minimally invasive device market.

                                   [GRAPHIC]
DIAGRAM HAS MULTIPLE FRAMES:

   Far left frame contains outline of a human with a smart catheter running from a device into the leg, through the human's body and ending at a sensor in the area of the human's heart.

   Above a single large frame are two smaller frames containing text.

   Caption in left frame: "MINIMALLY INVASIVE DEVICE MARKET"

   Caption in right frame: "Smart catheters contain micro wires and cable inside that permit the transmission of data."

   The largest frame, below the two captions, shows the cable assembly for a smart catheter and a cross section of the connector to which the cable assembly attaches with the caption "CONNECTOR" below it.

   Top far right frame displays cross section diagram of minimally invasive cable assembly.

   Middle far right frame contains the caption: "CROSS SECTION DIAGRAM OF TYPICAL 40 CONDUCTOR MINIMALLY INVASIVE CABLE ASSEMBLY"

   Bottom far right frame displays a circle with the caption below it: "ACTUAL SIZE"

     Electrophysiology, or EP, is an emerging sector of minimally invasive surgery. Minimally invasive surgeries for EP are accomplished by making a minor incision in the body and then introducing a guide wire, followed by a catheter, a biocompatible hollow tube, which travels over the guide wire to the location where the procedure takes place. The surgical or diagnostic instruments are either an integral part of the catheter system or are threaded through the catheter to the procedure site. Most of the devices used in these procedures are single-use disposables, such as interventional ultrasound, or IVUS, image-guided catheters. These are known as "smart" catheters because, unlike traditional catheters that only convey drugs or other substances to and from the body, they include micro-wire and cable inside the catheter that permit the transmission of data. The assembly connects sensors at one end of the catheter to the device at the other end.

     The most mature versions of the smart catheters are the image-guided balloon angioplasty catheters which include the new capability of placing stent devices to keep an artery open after the blocked artery has been initially opened by inflating the balloon. From 1979 to 1998, the number of cardiac catheterizations performed in the United States for diagnosis and treatment purposes increased 332 percent. In 1998, an estimated 1,290,000 in-patient cardiac catheterizations were performed, making it the most common medical intervention in the world. In addition, an estimated 539,000 coronary angioplasty procedures were performed for the treatment of atherosclerosis in the United States. This number continues to rise as researchers, device makers, and interventional cardiologists perfect the procedures, devices and visualization tools associated with interventional cardiology.

     A new and potentially high growth segment of this market is EP cardiac mapping. This procedure utilizes smart catheters to map the nerve circuitry of the heart from inside the beating heart in order to locate the source of irregular heart beats. After the source has been located, the problem area can be selectively altered or cut using radio frequency, or RF, energy and the patient essentially cured. These procedures are conducted within hospital catheter labs and in many cases are out-patient single day procedures.

     We expect the industry trend toward minimally invasive procedures to continue because it has shortened recovery time, reduced medical costs, and improved the quality of patients' lives compared to the use of traditional surgical methods. We believe that there are a large number of potential applications for smart catheter technology and that, as a result, there is a potential for this area of our business to experience substantial growth. Additionally, because our smart catheters are used inside the body for specific medical procedures, they are "disposable," requiring a new catheter each time the procedure is performed.

     The devices into which our interconnect systems fit are technology-driven but cost-sensitive. A key requirement in this emerging market is the ability to miniaturize device components that are required to operate inside the body, while retaining the operational accuracy and precision required to perform more complex and demanding procedures. We provide our customers with the capability to manufacture and supply interconnect systems that meet these market demands by combining our product design engineering and prototyping capabilities in our Portland headquarters with offshore, just-in-time manufacturing.

Fully implantable device market.

                   [FULLY IMPLANTABLE DEVICE MARKET GRAPHIC]

Diagram has multiple frames:

Far left frame contains outline of a human with a fully implantable medical device in the area of the human's heart.

Above a single large frame are two smaller frames containing text.

Caption in left frame: "FULLY IMPLANTABLE DEVICE MARKET"

Caption in right frame: "Miniaturized, fully implantable devices replace larger external devices and increase patient mobility."

The largest frame, below the two captions, shows the cable assembly for a fully implantable medical device with a connector at one end and two cables leading out of it, one of which ends in another outlet.

Top far right frame displays cross section diagram of a conductor of an implantable cable assembly.

Middle far right frame contains the caption: "CROSS SECTION DIAGRAM OF TYPICAL 6 CONDUCTOR DC IMPLANTABLE CABLE ASSEMBLY"

Bottom far right frame displays a circle with the caption below it: "ACTUAL
SIZE"

     In recent years major advances have been made in all aspects of medical technology for implant devices that are capable of providing controlled electrical stimulation of precise areas, thereby normalizing and controlling heart and other organ functions. The ability to miniaturize these complex devices permits the full implantation of the device in the body, replacing larger, external devices and increasing patient mobility. Led by microelectronic packaging advances, fully implantable LVAD and neurostimulation devices are promising developments for patients with cardiac disease and neurological disorders like Parkinson's disease and epilepsy. We believe that the biocompatible material science foundation that we have applied to implantable cables and cable assemblies will be useful to OEMs in the new generation of devices being developed.

     LVADs assist the pumping function of the heart's left ventricle. The device is electrically driven by internal batteries that can be recharged on a regular basis by means of a non-invasive, wearable battery pack that transmits power through the skin. LVADs are generally thought of as a bridge to transplant for patients with end-stage heart failure even though there are only approximately 2,500 donor hearts available annually. With more than 50,000 new patients per year, however, the emerging strategy conceives of LVADs less as temporary devices to support a patient until a transplant is available and more as devices intended to provide potential candidates for heart transplants with untethered cardiac assist.

     The LVAD market has five major participants, each of which will vie for the dominant position over the next several years of clinical trials. Three of these five major companies are currently our customers. Although there are a variety of medical devices in development in the neurostimulation market, our primary focus has been on the OEMs developing pacing-like devices to treat Parkinson's disease and epilepsy. Medtronic, Inc. controls a majority of the neurostimulation market. With the exception of Cyberonics, Inc. and Advanced Neuromodulation Systems, Inc., the balance of the market is fragmented in the terms of the disease states being pursued and the devices under development by any given OEM. We believe our technologies could play an important role in these areas as well.

     We believe that we may have a market opportunity starting with our manufacturing base from which we can use our technical expertise to efficiently and cost-effectively develop cable assemblies for the next generation of cardiac rhythm management devices and the neurostimulation device markets. We believe our greatest opportunity for growth in both the LVAD and neurostimulation device markets lies in our entrance to these markets initially as a supplier to small, niche companies with innovative ideas. We can then leverage this expertise to gain access to the larger OEMs which may find it advantageous in certain circumstances to turn to a subcontractor who can provide a technological advantage or a manufacturing efficiency.

OUR CORE COMPETENCIES

     microHelix's technologies and manufacturing processes have been developed to address the need for ever smaller and more complex interconnect systems that transmit data, electrical power or other electronic signals between components of the medical device or directly to an organ or other part of the body. The core competencies we have developed to meet this need are:

     - fine wire handling, extrusion and coating;

     - cabling of complex and hybrid wire geometries;

     - custom connector design and manufacture;

     - micro-interconnect technology terminations;

     - micro-flex circuits; and

     - ultraviolet laser micro-machining of electrodes.

Our technology is focused on the complementary design of all components of sophisticated electronic interconnect systems so as to optimize the reliability and functionality of the system as a whole.

     We continuously refine our core competencies to better serve our markets as we develop additional systems for our customers and, in the case of our laser technologies, through micro-machining and micro-manufacturing performed on a contract basis for companies inside and outside the medical device industry. With funding from government grants, we have created a foundation technology in biocompatible materials science related to interconnect systems. As we have moved from pure research and development into commercial design and production of our interconnect systems, we have continued to develop our technology through application-specific development for OEM customers as well as through more general studies done pursuant to government grants.

OUR PRODUCTS

Non-invasive diagnostic ultrasound device market.

     microHelix designs and manufactures probe cables for diagnostic ultrasound devices. The proliferation of applications for ultrasound imaging has resulted in demand for more and more accurate ultrasound images and therefore for more and more complex interconnect systems. Probe cables are the components of an ultrasound imaging device most subject to damage due to the dynamic user interface. A typical microHelix probe cable connects to a transducer, an ultrasound imaging sensor, and consists of between 64 and 256 micro-coaxial wires.

     Reliability and cost are the keys to the success of ultrasound imaging devices. Long-life probe cables are important to the OEM's goodwill with users and the medical ultrasound market presents a demanding environment as these cables must withstand physical stress from continuous handling by the radiologist or sonographer. Our micro-coaxial wire and cable technology is at the core of our design and manufacturing competency. Although electrical performance and image quality is important in the design of these cables, the competitive advantage that distinguishes our systems from those of our competitors is our cables' long-term reliability and mechanical integrity. In addition, we provide the OEMs with just-in-time, off-shore manufacturing so we can offer competitive pricing.

     We have sold probe cables for diagnostic ultrasound devices in commercial quantities since 1999 when we became a global reseller for Alcatel N.A. Cable Systems, a North American subsidiary of Alcatel Alsthom, a large multi-national wire and cable manufacturer. In December 1999, we acquired certain assets of that subsidiary's value-added ultrasound cable assembly division. We currently have approximately 13 diagnostic ultrasound customers. In 2000, one such customer accounted for approximately 33 percent of our diagnostic ultrasound business and the diagnostic ultrasound business as a whole accounted for 51 percent of our total sales for the first quarter of 2001. We believe that this is a relatively mature market that will grow slowly over time and probably not offer the high growth opportunities that we expect in our other market sectors.

Minimally invasive device market.

     We are a pioneer in the design, development and manufacture of minimally invasive "smart" catheters. Most of the interconnect systems we currently sell in this market are either used in IVUS angioplasty catheters or EP cardiac mapping catheters. IVUS catheters are commonly used in therapy for people suffering from occluded arteries requiring balloon angioplasty and stent placement.

     EP cardiac mapping is an emerging therapy for atrial fibrillation or the correction of irregular heart rhythms. The smart catheters used in EP cardiac mapping contain intrabody cardiac navigation and localization technology with image and data-processing capabilities that include navigational elements called micro-coils. The micro-coils provide data to the computer that locates the catheter tip within millimeters in three-dimensional space in real time, much like a localized global positioning system, while the tip is being moved about by the blood flow in the beating heart. This enables the operators to determine with great accuracy the location of a problem within the heart and to return to that location to correct the problem. We are an innovator in the electronic packaging of the micro-coil systems imbedded in the flexible tip of these navigational catheters. Without our enabling technology, many of these devices might not be feasible at a price that would meet market demands and reimbursement policies.

     Our systems and technologies have potential applications in devices used in arthroscopy, interventional neuroradiology, EP cardiac mapping and ablation, diagnostic ultrasound interventional imaging, and atrial ablation. We believe that there are many other minimally invasive niche markets still in development where our technology and systems can be applied.

     We have sold interconnect systems for this market in commercial quantities since 1999. In 2000, one customer accounted for approximately 70 percent of our smart catheter business. As of June 30, 2001, we had nine customers in the minimally invasive device market, primarily in the EP segment. Sales to these customers represented 20 percent of our total sales for the first quarter of 2001.

Fully implantable device market.

     We have developed enabling technology with applications for the new LVADs and neurostimulation devices. We are building a technology platform based in micro-cables and interconnect systems that meets the demands of the environment inside the human body. We have studied and developed the biocompatible material sciences applicable to these transmission lines through grants from and contracts with the National Institutes of Health over the past 10 years.

     We are using our experience and technology to collaborate with LVAD OEMs to create fully implantable devices. These devices consist of a pump, a controller and a power source such as a battery, connected by implantable cables and connectors that we manufacture. We have development contracts with three OEMs to provide interconnect systems for LVADs as this technology progresses from laboratory to commercial production and sale.

     Our customers in the neurostimulation market are developing pacing-like devices to treat Parkinson's disease and epilepsy that require a specialized multi-conductor wire and cable expertise such as ours. We are working under a development contract with a major OEM to design, develop and manufacture prototypes of next generation cables for an application in neurostimulation that is expected to treat Parkinson's disease and epilepsy.

     At June 30, 2001, we had six customers in the fully implantable device market. Sales to these customers account for 20 percent of our total sales for the first quarter of 2001.

SALES AND MARKETING

     Our direct sales force currently consists of our President and seven other employees. This team is supported by our application and product development engineers.

     We rely primarily on direct contact with potential customers and direct mail advertising to generate awareness of our capabilities. Sales leads and known industry targets are followed up with sales visits. As necessary, our engineers support and visit customers to promote collaborative design engineering.

     Our sales cycle is often quite long and will generally take from six to eighteen months from the initial visit to the first shipment. Our sales process involves designing our systems into new medical devices, so the sale of these systems in commercial quantities is preceded by a pre-production design phase in which we produce various prototype systems based on input from our and the customer's engineering and product design staff. The extent of pre-production design activity varies from customer to customer and from system to system, depending on the degree of customization required for the particular application and the level of engineering detail developed by the customer prior to our involvement. Where there is a significant pre-production design phase, we generally require a development contract under which we receive non-recurring revenues to design and produce prototype systems. Our customer's medical devices often must obtain the approval of the FDA and other regulatory agencies before commercial production can begin. If and when the device is approved and we receive a purchase order for our systems, we begin to manufacture our interconnect system in commercial quantities. Once we enter into the commercial production stage, an OEM customer usually offers us a long-term revenue stream, ordinarily lasting a period of years. We also expect sales cycles for new systems to existing customers to be shorter than those for initial system sales, although the nature of the device and its application may cause the cycle to remain quite long.

     Although we occasionally pursue opportunities for nonrecurring engineering, or NRE, contract manufacturing in areas outside of our target markets through direct sales efforts and referrals, we do so primarily to make more efficient use of all of our production equipment. Our goal in assisting our OEM customers with product design is a purchase order for interconnect systems in commercial quantities.

MANUFACTURING

     With the exception of our ultrasound interconnect systems assembled in Mexico, we generally design, develop, manufacture and assemble our interconnect systems in our facility in Portland, Oregon. At maximum capacity, we believe the Portland facility is capable of sustaining a level of production that can support sales up to $20,000,000 per year. Whenever possible, we seek to automate our processes, which generally results in higher yields, more consistent quality, and lower costs. We have assembled a carefully selected array of equipment, including laser tools, for cutting very small and very accurate patterns in a variety of media. Our lasers produce an extremely precise, well-defined pattern on micro-miniature geometries. Paths can be cut as narrow as seven microns wide with a repeatability of 1/10 micron resolution on ultra-thin materials. We machine metal foils, piezo electric composites and many polymers with precision accuracy.

     The Portland facility is equipped with a broad range of production equipment. Our Portland cable plant includes equipment used in the extrusion, braiding, serving, cabling, and coating and assembly of interconnect systems. Our custom-built, ultra thin wall extrusion line can provide wire insulation pin-hole free below .001 inch. The process is computer monitored and logged continuously, providing capacitance, overall thickness and quality information. Ultra-thin, pin-hole free extrusions reduce dimensions for dense cable geometries used in medical and micro-electronic applications.

     In the developing area of high-quality, thin film, custom flexible circuits, or "micro-flex," we offer custom coatings and patterned substrates for sensors, biomedical devices and micro-electronics. We do contact mask alignment on substrates up to 100 mm diameters and use photolithography and shadow masks for pattern generation. Applications for this developing technology include medical ultrasound, IVUS, EP cardiac mapping, neurological brain probes, smart catheters, in vivo devices, and wearable computers.

     Although we purchase the basic machines or their principal components from commercial sources, we have designed and engineered a number of critical modifications that enable us to meet the most demanding applications and customer requirements. We maintain a fully equipped machine shop in the Portland facility to support modifications to the equipment as necessary. The machine shop also provides us with capabilities to create custom tooling and fixtures to ensure the precision manufacturing results required by our customers.

     We manufacture most of the ultrasound cables used in our diagnostic ultrasound interconnect systems in our Portland facility. The cables are sent to our regional office in Tucson, Arizona where they are paired with the necessary connector parts and shipped to the modern assembly facility that we have leased in Nogales, Mexico where the interconnect systems are assembled. After quality review, the completed assemblies are returned to our sales fulfillment office in Tucson for final review and shipment to the customer.

     We are in the process of establishing a contract manufacturing relationship with a company in Asia to handle many aspects of our operations. The contract manufacturer has a 500,000 square foot facility, certified at ISO 9001 level, and operates both as an assembler and as a manufacturer, and is already operating hundreds of machines similar to those used in our Portland facility.

     We currently manufacture to ISO 9001 standards and have applied for ISO 9001 certification for our Portland facility, which we expect to obtain by the end of the year.

COMPETITION

     Several other companies, most of which are older and larger than we are, manufacture interconnect systems that offer the customer a competitive alternative in some applications. These companies include Innovex, Inc., InnoMedica, Inc., W.L. Gore & Associates, Inc., Precision Interconnect Corporation, VEMCO Limited, Tensolite Company and Axon Engineering, Inc. While we believe that some of our manufacturing techniques enable us to provide more complex data transmission within a given space constraint than competitive products offered by these companies, other factors, such as price, established

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

relationships and support may influence customer choice where our particular abilities are not critical. Moreover, other companies, including those listed above could develop technology and manufacturing techniques that would permit them to offer competitive or superior products across a broad range of our target applications.

     We believe that our most significant current competition comes from our customers and potential customers who, for a variety of reasons, may choose to produce interconnect systems in-house, either by maintaining the capability to produce fully integrated interconnect systems or by purchasing components from other suppliers and assembling them in-house. While we believe that the current trend among OEMs is towards outsourcing the manufacture of product components not within their core competence, our ability to sell to these customers depends on our ability to propose and execute on a program that is both technologically appropriate and cost competitive.

RESEARCH AND DEVELOPMENT

     Our research and development efforts are focused on building our core competencies as a state-of-the-art manufacturer of miniaturized, high capacity interconnect systems. In the initial stages of our development, we received funding for a substantial portion of our research and development efforts from government grants. Other research and development efforts were funded from equity and other capital infusions. As our business has matured, the focus of our efforts has shifted from basic research and development to the development of specific systems, either for our customers or in anticipation of a particular market opportunity. Wherever possible, we seek to fund these efforts through development contracts with our customers. We expect, however, that we will be required to continue to self fund research and development projects to maintain the capabilities that we expect our evolving markets to demand of us.

     As a condition to the funding we receive from the government, the government obtains royalty-free, nonexclusive rights to the technology we develop using its grants. To date, the government has not utilized any of these licenses. For interconnect systems we develop for our commercial customers, we do not grant rights of any kind to any of our background technology used in the development and production of the system. The customer, however, generally obtains exclusive rights to the foreground technology specific to the interconnect system created for their medical device.

     The following table illustrates the sources and amounts of research and development expenditures for microHelix and its predecessors for the periods indicated:

                                                               AMOUNT
                                      --------------------------------------------------------
                                                                                        2001
                                                                                      (THROUGH
               SOURCE                   1997        1998        1999        2000      3/31/01)
               ------                 --------    --------    --------    --------    --------
Government grants...................  $645,135    $870,907    $856,422    $852,818    $244,275
Customer funded.....................  $136,937    $149,440    $138,553    $207,919    $167,000
Self funded.........................  $      0    $ 56,237    $216,304    $211,612    $ 44,310

PATENTS AND INTELLECTUAL PROPERTY

     We have patents, patent applications and trade secrets and we use each method of protection in cases where it is most appropriate. Where appropriate, we file patent applications and continuations to cover both new and improved methods of manufacturing electronic interconnect systems and technologies. Aspects of our technology are protected by seven U.S. patents. Additionally, 10 U.S. patent applications have been filed with the United States Patent and Trademark Office. The patent applications are in various stages of examination. The subject matter of one of our patents has also been filed as a Patent Cooperation Treaty International Application claiming priority from the U.S. patent application. None of the other applications or patents is the subject of an international or foreign national application or patent, although five of the applications have been filed recently enough that an international or foreign national application could still be filed claiming priority from the U.S. patent application. The seven issued patents noted above will expire between 2016 and 2020. Our intellectual property is also protected by trade secrets and proprietary knowledge.

     We currently own one trademark that is listed on the principal register of the United States Patent and Trademark Office and we have applied to register microHelix as a trademark. Our intellectual property also includes common law trademarks, service marks and trade names.

     We have not yet had occasion to enforce any of our patent or other intellectual property rights. Any decision to do so will depend on the perceived cost and benefit of the enforcement effort. While we believe our patents afford some competitive advantage, such protection is limited by the resources available to us to identify potential infringements and to defend our rights against infringement. The extent of the protection offered by any patent is subject to determinations as to its scope and validity that would be made only in litigation. We cannot be sure that our patents will afford meaningful protection from competition.

     We make what we believe are reasonable efforts to avoid infringing the intellectual property rights of others. We perform a patentability search prior to applying for a new patent ourselves and analyze the results of this search with respect to the possibility of infringement of the patents found. In addition we make an effort to keep abreast of the general patent landscape in our areas of concentration. While it is never our policy to infringe intellectual property rights of others, we may, despite our efforts, be unaware of the existence of rights in intellectual property that we incorporate into our designs and/or manufacturing processes. We may also incorporate intellectual property into our products based on the assurance of our suppliers and/or customers that they are licensed for the intellectual property, and these assurances may prove to be incorrect. Finally, we may reach conclusions as to whether a particular design or process infringes intellectual property rights that is challenged by the holder of those rights. For all of these reasons, we are subject to the risk that our designs or processes may be found to infringe intellectual property rights of others. Any such event could result in significant liability and/or defense costs and could have a material adverse effect on product sales.

COMPANY HISTORY

     The process that has led to the present company began in 1991 with the formation of BioElectric Corporation, a grant-funded research company that Mr. Sass formed to develop cutting edge manufacturing techniques for implantable medical device interconnect systems. Between its formation and its acquisition by the Company in 2000, BioElectric Corporation received approximately $5 million in grants from the National Institutes of Health for research and development projects in implantable medical devices, materials sciences and the related technologies. microHelix was incorporated in 1996 and organized in 1997 as "microHelix Labs, Inc." to develop and manufacture cable assemblies for use in the medical device industry.

     In 1999, we changed our name to "mHL Development Company" and began a process of restructuring to become a holding company. In that year, we also acquired all of the stock of Key Tech Incorporated, a developer and manufacturer of microelectronic interconnects for commercial and military/ aerospace markets. In December 1999, we acquired the assets of the medical ultrasound division of Alcatel NA Cable Systems, Inc., the American subsidiary of one of the largest wire and cable manufacturers in the world, which engaged primarily in the design and manufacture of cable assemblies for use in non-invasive ultrasound probes and systems. In connection with this acquisition, we acquired facilities and employees in Tucson, Arizona and Nogales, Mexico. In February 2000, we purchased all of the stock of BioElectric Corporation.

     On December 31, 2000 we merged all of our subsidiaries except BioElectric into the parent corporation. The practical effect of the mergers and simultaneous transfer to the Company of all of the employees and substantially all of the assets of BioElectric has been minimal as the business of our former subsidiaries continue to operate as before, only now they function as specialized divisions of the Company rather than separate corporate entities owned by it.

EMPLOYEES

     We had 61 full-time employees in the United States as of June 30, 2001. In our corporate offices and manufacturing facilities in Portland, Oregon, we had 49 employees, four of whom were involved in research and contracts, two in laser micro-machining, six in our cable plant, five in sales and marketing, two in our machine shop, two in quality assurance, twelve in assembly, seven in manufacturing administration and support, and nine in finance, administration and operations. Twelve full-time employees worked in our regional office in Tucson, Arizona, four of whom were involved in engineering, one in quality assurance, three in sales and customer service and two in administration. We also have contracted with a company in Mexico that, on June 30, 2001, employed 43 people to work at our factory in Nogales, Mexico.

FACILITIES

     We lease 20,000 square feet of office and manufacturing space at our headquarters in Portland, Oregon under a lease that expires July 2002. The space includes three clean rooms suitable for our required applications. We believe our current facilities in Portland will be adequate through the next two years, depending on the increased level of activity in Nogales, Mexico and Asia.

     We have leased approximately 3,500 square feet of office and warehouse space through August 2003 in a business park in Tucson, Arizona. This facility provides sufficient space for administration of the Nogales plant, ultrasound design and manufacturing engineers, customer service personnel, and shipping and receiving. We believe this facility will be sufficient through the end of our lease term in 2003.

     We lease 30,000 square feet of manufacturing space in Nogales, Mexico. The facility is approximately three years old and includes office and conference space, secured inventory/warehouse space, commercial kitchen and cafeteria space. The current lease expires in January 2003 and contains renewal options. As production requirements currently do not require utilization of the entire facility, we have subleased approximately 50 percent of our manufacturing space to a wire extrusion company. As part of its sublease, the tenant paid for the installation of dividing walls and upgrades to certain common areas of the facility. The sublease will expire at the same time as our lease. We have the ability to run a second shift, if necessary, or expand to a second story within the building. We believe the current facility in Mexico will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

     We are not engaged in any legal proceedings nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors are as follows:

              NAME                 AGE                            POSITION
              ----                 ---                            --------
Richard G. Sass..................  58     Director, Chairman, Chief Executive Officer and President
Jane Lesina Conner...............  45     Director, Chief Financial Officer and Secretary
Tyram H. Pettit..................  50     Director and Director of Business Development
W. Kenneth Ward..................  49     Chief Scientific Officer
David R. Bullen..................  52     Director
John L. Crary....................  47     Director
James B. Stewart.................  51     Director
James M. Williams................  57     Director

     RICHARD G. SASS is the founder of microHelix and has been our President, Chief Executive Officer, Chairman and a director since its inception. In 1972, Mr. Sass founded Precision Interconnect Corporation, which sells medical interconnect systems. In 1991, Precision Interconnect Corporation was sold to AMP, Inc., a Fortune 100 Company and one of the largest connector manufacturers in the world. Mr. Sass has been involved with a number of start-up companies, primarily in the medical electronics and the telecommunications markets. Mr. Sass holds a B.A. in business from Michigan State University.

     JANE LESINA CONNER, CPA, has served as our Chief Financial Officer and Secretary since microHelix's organization in 1997 and has been a board member since 1998. Ms. Conner also has served in one or more of the Chief Financial Officer, Controller, Secretary and Treasurer positions for other companies affiliated with Mr. Sass since 1994. Previously, Ms. Conner was employed by Deloitte & Touche, formerly known as Deloitte Haskins and Sells, for a period of six years. Ms. Conner received a B.S. in business from Humboldt State University and an M.B.A. from the University of Portland.

     TYRAM H. PETTIT has been a director of microHelix since 1998 and became our Director of Business Development in June 2001. From 1991 to 1996, Mr. Pettit worked in commercial/private banking with Bank of California/Union Bank followed by a year as an investment banker with Glen Eden Capital. In 1997, Mr. Pettit became the Vice President and CFO of The Coast Airlines, a privately held start-up airline. In May 1999, Mr. Pettit co-founded and became the Vice President of Acquisitions of Djangos.com, an internet music and video retailer. Mr. Pettit holds a B.A. in liberal arts from Pomona College and an M.B.A. in finance from the Columbia University Graduate School of Business.

     DR. W. KENNETH WARD joined microHelix as our Chief Scientific Officer in May 2001, after having served as a consultant. He has been the Chief Scientific Officer and Principal Investigator for National Applied Science since 1998 and its subsidiary, iSense Corporation, since its founding in January 2001. Since 1987, Dr. Ward has served as a Clinical Assistant Professor/Associate Professor at Oregon Health & Sciences University. Dr. Ward obtained his B.A. in chemistry and biology at Whittier College, his M.D. from the University of Colorado School of Medicine in 1978, completed his Residency in Internal Medicine in 1981 at the University of Colorado Affiliated Hospitals, and completed his Fellowship in Diabetes and Endocrinology in 1984 at the University of Washington.

     DAVID R. BULLEN has been a director of microHelix since 1998. Since 1998, Mr. Bullen has managed Bullen Financial Group LLC, a holding company based in Lake Oswego, Oregon that invests in privately held companies. Mr. Bullen was the Chief Executive Officer of Optec Inc., a privately owned telecommunications company, a position he held from its founding in 1985 until 1997 when Optec was acquired by Enron. After Optec's sale, Mr. Bullen served as the Vice President of Operations for Enron Communications until 1998. Mr. Bullen received a B.A. in Business Administration from Miami University of Ohio.

     JOHN L. CRARY became a director of microHelix in June 2001. Since 1999, Mr. Crary has served as President of Juniper Capital LLC, a private financial advisory and investment firm actively involved with companies in various high technology as well as basic industries such as manufacturing and petroleum. From October 1999 until May 2000, Mr. Crary also served as the Secretary and Treasurer of ANTs Software, Inc., a software development company. Prior to this time, Mr. Crary worked as an independent consultant. Mr. Crary is also a director of Scheid Vineyards, Inc. Mr. Crary holds a B.A. from the University of California at Irvine and an M.B.A. from the Columbia University Graduate School of Business.

     JAMES B. STEWART has been a director of microHelix since 1998. Mr. Stewart has more than 20 years of experience in senior financial and operating roles. Mr. Stewart has served as the Chief Executive Officer of Ironwood Pacific, Inc., a privately owned manufacturer of recreational products, since he founded it in 1993. He is currently serving as the Chief Financial Officer for iMove, Inc., a multiview and panoramic imaging company, Templex Technologies, Inc., an optical components company, and Quando, Inc., a search engine software company, all early-stage companies. Mr. Stewart earned a B.A. in economics from the University of California at Santa Barbara and an M.B.A. from the University of Michigan.

     JAMES WILLIAMS has been a director of microHelix since 1998. He has been the Chief Executive Officer and President of Encore Senior Living, LLC, a privately held provider of senior living services, since its inception in 1996. Mr. Williams obtained a B.S. in engineering and an M.B.A. from Oregon State University.

     All members of the Board of Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors, or until death, resignation, or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

BOARD COMMITTEES

     Our Board of Directors has an Audit Committee and a Compensation Committee, each consisting of Messrs. Bullen, Stewart and Williams. The Audit Committee meets with management and our independent public accountants to review and ensure the adequacy of our internal controls and to review the results and scope of the accountants' auditing engagement and various other financial reporting and control matters.

     The Compensation Committee reviews and recommends the compensation and benefits of our officers, reviews general policy matters relative to employee compensation and benefits and can administer the issuance of stock options and discretionary bonuses to our officers, employees, directors and consultants. We intend to appoint only independent directors to the Audit and Compensation Committees.

DIRECTOR COMPENSATION

     Directors are reimbursed for the expenses they actually incur in attending board meetings. We expect to implement an option program for non-employee directors. Directors are not paid a fee for their service or attendance at board meetings. In 1999, we granted options to purchase 5,519 shares of our common stock to each director at an exercise price of $2.72 per share. One-fifth of the options were automatically exercisable upon grant. The remaining four-fifths of the options vest annually over a four-year period beginning March 19, 1999.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during our fiscal years ended December 31, 1998, 1999 and 2000 to our Chief Executive Officer. No executive officer received compensation in excess of $100,000 in any year.

                                                         ANNUAL
                                                      COMPENSATION
                                                     ---------------       LONG-TERM COMPENSATION
                       NAME                          YEAR    SALARY     SECURITIES UNDERLYING OPTIONS
                       ----                          ----    -------    -----------------------------
Richard G. Sass....................................  2000          0               23,655(1)
                                                     1999          0(2)             5,519(3)
                                                     1998    $96,923                    0

---------------
(1) These options were issued in lieu of salary, at 2,365 options per month for 10 months.

(2) Mr. Sass was not paid a salary in 1999. Instead, microHelix accrued deferred compensation to Mr. Sass of $200,000, none of which has been paid.

(3) Each member of the Board of Directors, including Mr. Sass, was awarded 5,519 options in 1999.

Beginning January 2001, Mr. Sass has been paid a monthly salary of $15,000 a month. We also provide each permanent, full-time employee, including Mr. Sass, term life insurance with a benefit of $50,000.

STOCK OPTION PLANS

     We adopted a stock incentive plan in 1998, authorizing the grant of options to purchase up to 220,780 shares of our common stock. As of June 30, 2001, we have issued options to purchase 218,331 shares at prices ranging from $1.09 to $9.06 per share. Although the 1998 plan will continued to govern the options issued pursuant to its terms, we will issue no further options under it as we
terminated the 1998 plan in                , 2001. The plan is administered by
our Board of Directors. Under the 1998 plan, we could grant incentive options to our employees and non-qualified options to our officers, employees, directors, consultants, agents and independent contractors. Subject to the provisions of the 1998 plan, the Board of Directors determined who received options, the number of shares of common stock for which such options are exercisable and the time, manner of exercise and exercise price of such options. The term of options granted under the 1998 plan may not exceed 10 years, or five years in the case of incentive stock options granted to holders of 10 percent or more of our voting stock. The exercise price for incentive options shall be not less than the fair market value of the common stock on the date of the grant or 110 percent of such value in the case of holders of 10 percent or more of our voting stock. The exercise price of non-qualified options shall be as determined by the Board of Directors.

     Our Board of Directors adopted on July 23, 2001, subject to shareholders' approval, the 2001 stock incentive plan. The 2001 plan authorizes the grant of options to purchase up to 600,000 shares of common stock. No options have been issued under the 2001 plan. The plan was adopted to promote and advance the interests of microHelix and its shareholders by:

     - enabling us to attract, retain and reward managerial and other key employees, non-employees and directors; and

     - strengthening the mutuality of interests between participants in the plan and the shareholders in our long-term growth, profitability and financial success by offering stock options.

     Under our 2001 plan, we may grant incentive options to our employees and non-qualified options to our officers, employees, directors, consultants, agents and independent contractors. After this offering, the 2001 stock incentive plan will be managed by the compensation committee. Subject to the provisions of the 2001 plan, the Board of Directors will determine who shall receive options, the number of shares of common stock for which such options are exercisable and the time, manner of exercise and exercise price of such options. The board or a committee thereof may delegate to specified officers the authority to award options, subject to guidelines established by the board for such issuances. The term of options granted under the 2001 plan may not exceed 10 years, or five years in the case of incentive stock options granted to holders of 10 percent or more of our voting stock. The exercise price for incentive options shall be not less than the fair market value of the common stock on the date of the grant or 110 percent of such value in the case of holders of 10 percent or more of our voting stock. The exercise price of non-qualified options shall be as determined by the Board of Directors.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning option grants made during our last fiscal year to our Chief Executive Officer. Mr. Sass did not exercise any options in the last fiscal year.

                                       NUMBER OF     % OF TOTAL
                                       SECURITIES     OPTIONS
                                       UNDERLYING    GRANTED TO      EXERCISE
                NAME                    OPTIONS      EMPLOYEES     PRICE ($/SH)     EXPIRATION DATE
                ----                   ----------    ----------    ------------    -----------------
Richard G. Sass......................    23,655(1)       30%          $2.72        December 30, 2010

---------------
(1) These options were issued in lieu of salary at 2,365 options per month for 10 months.

CERTAIN TRANSACTIONS

     microHelix was founded by Richard G. Sass. microHelix Labs, Inc., a wholly owned subsidiary of microHelix that was merged into it in December 2000, borrowed a net amount of $1,093,312 from Mr. Sass through a revolving line of credit. The loans accrued interest at 12 percent per annum until the merger on December 31, 2000. microHelix Labs, Inc. also borrowed $235,000 at 15 percent interest from the Sass Living Trust, of which Mr. Sass is a beneficiary. Principal and accrued interest as of March 31, 2001 was $277,010. microHelix assumed the debt of microHelix Labs, Inc. when it was merged with and into microHelix on December 31, 2000.

     BioElectric Corporation, a subsidiary of microHelix also founded by Mr. Sass, borrowed a net amount of $1,042,003 from him through a revolving line of credit. On December 2000, microHelix purchased substantially all of the assets and assumed all of the liabilities of BioElectric, including the loan to Mr. Sass. These loans accrued interest at 6.2 percent per annum until December 30, 2000.

     Mr. Sass also loaned microHelix $160,000 for the purchase of the assets of BioElectric on February 4, 2000 at 12 percent interest, and $383,885 for the purchase of the assets of the Alcatel ultrasound cable division at 12 percent interest on December 15, 1999. In addition, Mr. Sass loaned $546,945 to microHelix at 12 percent during 2000 to cover cash flow needs. The total amount of loans outstanding as of March 31, 2001 owed to Mr. Sass is $3,932,442, including accrued interest of $471,297. To date, microHelix has not repaid any of the principal or accrued interest on the loans made directly to it by Mr. Sass. Immediately prior to this offering, we will exchange $2,135,315 of the outstanding debt owed to Mr. Sass for 266,914 units, assuming an initial public offering price of $8.00 per unit. We intend to repay the unpaid balance of these loans at or prior to their maturity on December 31, 2002.

     On April 17, 2000, Mr. Sass personally guaranteed a loan made to microHelix by the Confederated Tribes of the Grande Ronde of Oregon in the amount of $2,500,000. The note is due April 17, 2002. Mr. Sass also guaranteed microHelix's indebtedness to Imperial Bank consisting of a $500,000 term loan and a $500,000 revolving line of credit. The revolving line is up for renewal January 4, 2002 but Imperial Bank is not obligated to agree to any renewal. The equipment loan amortizes over three years, due January 4, 2004. Following this offering, we expect to restructure our bank and other commercial debt arrangements and we expect that, as a part of this restructuring, Mr. Sass will cease to be a guarantor of our indebtedness. However, we have received no commitment with respect to any debt restructuring or the release of Mr. Sass from his guarantees.

     In June 2001, Mr. Sass, as trustee for the J.M. Ek Living Trust, purchased $250,000 principal amount of notes as a part of our bridge financing and received warrants to purchase up to 65,000 units. These purchases were on the same terms applicable to other investors in the notes.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as of May 31, 2001, and as of that date as adjusted to reflect the sale of the 1,500,000 units offered hereby and certain other transactions described in Note 1, below, with respect to the beneficial ownership of the common stock by: (1) each shareholder known by us to be the beneficial owner of more than 5 percent of the common stock; (2) each of our directors; (3) our Chief Executive Officer; (4) a key employee; and (5) all current officers, key employees and directors as a group. The address of each person listed below is: c/o microHelix, Inc., 16125 SW 72nd Avenue, Portland, Oregon 97224. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of May 31, 2001 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name.

                                               SHARES BENEFICIALLY OWNED     SHARES BENEFICIALLY OWNED
                                                   PRIOR TO OFFERING             AFTER OFFERING(1)
                                               --------------------------    --------------------------
          NAME OF BENEFICIAL OWNER              NUMBER           PERCENT       NUMBER          PERCENT
          ------------------------             ---------        ---------    ----------        --------
Richard G. Sass..............................   745,256(2)        43.4%      1,341,584(2)(3)     33.6%
David R. Bullen..............................    21,710(2)         1.3%         21,710(2)           *
Jane Lesina Conner...........................    21,250(2)         1.2%         21,251(2)           *
John L. Crary................................        --              *          62,500(4)         1.7%
Tyram H. Pettit..............................    15,753(2)           *          15,753(2)           *
W. Kenneth Ward..............................     3,312(2)           *           3,312(2)           *
James B. Stewart.............................    40,292(2)         2.3%         40,292(2)         1.1%
James M. Williams............................    30,909(2)(5)      1.8%         30,909(2)(5)        *
St. John Medical Center Foundation...........   402,923           23.5%        402,923           10.8%
All executive officers, key employees and
  directors as a group (8 persons)...........   878,482(6)        50.5%      1,536,811(6)(7)     41.1%

---------------
 *  Less than one percent.

(1) After giving effect to (i) the sale of the 1,500,000 units offered hereby;
    (ii) the conversion of preferred stock owned by Mr. Sass into 165,585 shares of common stock; (iii) the exchange by Mr. Sass of $2,135,315.00 of indebtedness for 266,914 units at the rate of $8.00 per unit, (iv) the conversion of the bridge notes into 31,250 units, and (v) the issuance of 15,625 units to legal counsel in partial payment of their fee.

(2) Includes, for each individual, 3,312 shares that may by acquired within 60 days after May 31, 2001 pursuant to the exercise of options.

(3) This number also includes 31,250 shares of common stock and unit warrants exercisable 30 days after the effective date of this offering to purchase 31,250 shares of common stock upon conversion of a bridge note owned by the J.M. Ek Living Trust, of which Mr. Sass is the trustee, into 31,250 units, assuming an initial public offering price of $8.00 per unit.

(4) This number includes 31,250 shares of common stock and unit warrants exercisable 30 days after the effective date of this offering to purchase up to an aggregate of 31,250 shares of common stock upon conversion of a bridge note owned by two trusts, of which Mr. Crary is both the trustee and the beneficiary, into 31,250 units, assuming an initial public offering price of $8.00 per unit.

(5) Includes 27,597 shares owned by a corporation controlled by Mr. Williams and members of his family.

(6) Includes 26,496 shares that may be acquired within 60 days after May 31, 2001 pursuant to the exercise of options.

(7) Includes 62,500 shares of common stock that may be acquired 30 days after the effective date of this offering upon exercise of unit warrants.

                           DESCRIPTION OF SECURITIES

     As of the date of this prospectus, the authorized capital stock of microHelix consists of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock.

UNITS

     Each unit consists of one share of common stock and one unit warrant. The common stock and unit warrants will trade as units for 30 days following the effective date of this offering unless the representative of the underwriters determines that separate trading should occur earlier.

COMMON STOCK

     As of May 31, 2001, there were 1,713,803 outstanding shares of common stock held of record by 52 shareholders. An additional 165,585 shares of common stock will be issued immediately prior to this offering upon the conversion of our outstanding preferred stock, all of which is owned by Mr. Sass. Another 266,914 units, each consisting of one share of common stock and one unit warrant, will be issued to Mr. Sass upon the conversion of $2,135,315 in debt owed to him by microHelix. Upon the effectiveness of this offering, $600,000 of our outstanding bridge notes will be converted into 75,000 units. We are also issuing 15,625 units to our legal counsel in partial payment of their fee related to this offering. Following these issuances and the issuance and sale of the 1,500,000 units offered hereby, and assuming no other issuances of common stock, there will be 3,736,927 shares of common stock outstanding.

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Upon giving proper notice, shareholders do not have rights to cumulate their votes in the election of directors under the Oregon Business Corporation Act.

     Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to receive such lawful dividends as the Board of Directors may declare from time to time. In the event we liquidate, dissolve or wind up, and subject to the rights of the holders of outstanding shares of preferred stock, the holders of shares of common stock will be entitled to receive pro rata all of the remaining assets of microHelix available for distribution to its shareholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and shares of common stock to be issued in anticipation of and pursuant to this offering will be, upon issuance, fully paid and nonassessable.

UNIT WARRANTS

     Each unit warrant will entitle the holder to purchase one share of common
stock at an exercise price of $     per share (110 percent of the initial public
offering price of the units). The unit warrants will generally be exercisable at any time for five years after the date of this prospectus, unless earlier redeemed. The unit warrants are redeemable by us, at a price of $0.25 per unit warrant, upon 30 days' prior written notice, at any time after we have reported income per share of $0.90 or more for any fiscal year. If we give notice of our intention to redeem, a holder will have the choice to exercise or sell his or her unit warrants before the date specified in the redemption notice or to accept the redemption price.

     The unit warrants will be issued in registered form under a warrant
agreement between us and           , as warrant agent. The shares of common
stock underlying the unit warrants, when issued upon exercise of a unit warrant, will be fully paid and nonassessable, and we will pay any transfer tax incurred as a result of the issuance of common stock to the holder upon its exercise.

     The unit warrants contain provisions that protect the holders against dilution by adjustment of the exercise price. These adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. We are not required to issue fractional shares upon the exercise of a unit warrant. The holder of a unit warrant will not possess any rights as our shareholder until he or she exercises the unit warrant.

     A unit warrant may be exercised upon surrender of the warrant certificate on or before the expiration or redemption date of the unit warrant at the offices of the warrant agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the exercise price by certified or bank check payable to the order of microHelix for the number of shares with respect to which the unit warrant is being exercised.

     For a holder to exercise the unit warrants, there must be a current registration statement in effect with the SEC and qualification in effect under applicable state securities laws or applicable exemptions from state qualification requirements with respect to the issuance of common stock or other securities underlying the unit warrants. We have agreed to use all commercially reasonable efforts to cause a registration statement with respect to such securities to be filed under the Securities Act and to become and remain effective in anticipation of and before the exercise of the unit warrants and to take such other actions under the laws of various states as may be required to cause the sale of common stock or other securities upon exercise of unit warrants to be lawful. Under certain circumstances, we may redeem the unit warrant by paying to the holder cash equal to the difference between the market price of the common stock on the exercise date and the exercise price of the unit warrant. We will not be required to honor the exercise of unit warrants if, in the opinion of our Board of Directors with the advice of counsel, the sale of securities upon exercise would be unlawful.

     The foregoing discussion of material terms and provisions of the unit warrants is qualified in its entirety by reference to the detailed provisions of the warrant agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     For the life of the unit warrants, the holders have the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock underlying the unit warrants. The unit warrant holders may be expected to exercise their unit warrants at a time when we would, in all likelihood, be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the unit warrants. Furthermore, the terms on which we could obtain additional capital during the life of the unit warrants may be adversely affected.

OTHER WARRANTS

     As of May 31, 2001, we have issued two outstanding warrants to purchase a total of 37,533 shares of our common stock at an exercise price of $9.0588 per share. We granted a warrant to purchase 4,416 shares in connection with the establishment of our credit facility in January 2001. The right to exercise the warrant expires in January 2008. We granted a warrant to purchase 33,117 shares of our common stock to a supplier in March 2000 that vests over five years and expires in March 2010. As of May 31, 2001, the warrant was exercisable for 6,623 shares of our common stock.

PREFERRED STOCK

     At May 31, 2001, there were 1,500,000 shares of our Series A Preferred Stock outstanding. All of these shares are owned by Mr. Sass and they will be converted to common stock immediately prior to the effectiveness of this offering. After this offering, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock, all of which will be authorized and unissued upon the conversion of the existing preferred stock. Our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including

     - voting rights,

     - terms of redemption,

     - redemption prices,

     - liquidation preferences,

     - dividend preferences,

     - conversion rights,

     - number of shares constituting any series, and

     - the designation of such series.

Although it presently has no intention to do so, our board of directors, without shareholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. This provision may be deemed to have a potential anti-takeover effect and the issuance of the preferred stock in accordance with such provision may delay or prevent a change of control of microHelix.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussions set forth certain federal income tax consequences, under current law, relating to the purchase and ownership of the units and the underlying common stock and unit warrants. The discussion is a summary and does not purport to deal with all aspects of federal taxation that may be applicable to an investor, nor does it consider specific facts and circumstances that may be relevant to a particular investor's tax position. Some holders, such as dealers in securities, insurance companies, tax exempt organizations, foreign persons and those holding common stock or unit warrants as part of a straddle or hedge transaction, may be subject to special rules that are not addressed in this discussion. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, and on administrative and judicial interpretations as of the date hereof, all of which are subject to change. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THIS OFFERING, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Allocation of purchase price

     Each unit as a whole will have a tax basis equal to the cost of the unit. The measure of income or loss from some of the transactions described below depends on the tax basis in each of the unit warrant and the common stock comprising the unit. The tax basis for each of the unit warrant and the common stock will be determined by allocating the cost of the unit between the securities that comprise the unit in proportion to the relative fair market values of these securities at the time of acquisition.

Exercise and sale of unit warrants

     No gain or loss will be recognized by a holder of a unit warrant on the purchase of shares of common stock for cash on an exercise of a unit warrant, except that gain will be recognized to the extent cash is received in lieu of fractional shares. The tax basis of common stock received upon exercise of a unit warrant will equal the sum of the holder's tax basis for the exercised unit warrant and the exercise price. The holding period of the common stock acquired will begin on the date the unit warrant is exercised and the common stock is purchased. It does not include the period during which the unit warrant was held.

     Gain or loss from the sale or other disposition of a unit warrant, or loss in the event the unit warrant expires unexercised, other than on a redemption by us, will be capital gain or loss to its holder if the common stock to which the unit warrant relates would have been a capital asset in the hands of such holder. This capital gain or loss will be long-term capital gain or loss if the holder has held the unit warrant for more than one year at the time of the sale, disposition or lapse. On the redemption of a unit warrant by us, the holder generally will realize capital gain or loss.

Sale of common stock

     The sale of common stock should generally result in the recognition of gain or loss to the holder in an amount equal to the difference between the amount realized and such holder's tax basis in the common stock. If the common stock constitutes a capital asset in the hands of the holder, gain or loss upon the sale of the common stock will be characterized as long-term or short-term capital gain or loss, depending on whether the common stock has been held for more than one year.

Expiration of unit warrants without exercise

     If a holder of a unit warrant allows it to expire without exercise, the expiration will be treated as a sale or exchange of the unit warrant on the expiration date. The holder will have a loss equal to the amount of such holder's tax basis in the lapsed unit warrant. If the unit warrant constitutes a capital asset in the hands of the holder, the loss will be characterized as long-term or short-term capital loss, depending on whether the unit warrant was held for more than one year.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

     __________ will serve as the transfer agent and registrar for the common stock and warrant agent for the warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock in the public market or the prospect of such sales could adversely effect prevailing market prices.

     Upon completion of this offering, 3,736,927 shares of common stock will be outstanding. Of these shares, the 1,515,625 shares issued as part of the units will be freely tradable without restriction under the Securities Act of 1933, unless purchased by an "affiliate" of microHelix, as that term is defined in Rule 144 under the Securities Act. The remaining 2,221,302 shares outstanding after completion of this offering are "restricted securities" as defined in Rule 144 and may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including an exemption under Rule 144. Substantially all of our restricted shareholders have agreed that, for one year following the date of this prospectus, they will not offer, sell, contract to sell or otherwise dispose of any shares of common stock without the consent of Paulson Investment Company, Inc. Officers and directors may make intra-family transfers or transfers to trusts for estate planning purposes. Upon expiration of these lock-up agreements, all 2,221,302 of these shares will be eligible for immediate resale in the public market subject to the limitations of Rule 144.

     An additional 2,652,625 shares of common stock may become available for resale upon exercise of the underwriters' over-allotment option, the representative's warrant, warrants issued in our bridge financing and upon conversion of the bridge loans, and the unit warrants.

     In general under Rule 144, a person, including an "affiliate" of microHelix, who has beneficially owned restricted shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock, or approximately 37,369 shares immediately following this offering, or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are subject to manner of sale restrictions, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not an "affiliate" of the issuer at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell those shares at any time without compliance with the public information, volume limitation, manner of sale and notice provisions of Rule 144.

     Beginning 90 days after the date of this prospectus, certain shares issuable upon the exercise of options granted by us prior to the date of this prospectus will also be eligible for sale in the public market pursuant to Rule 701 under the Securities Act. Substantially all of these shares are subject to the lock-up agreements discussed above. Pursuant to Rule 701, persons who purchase shares upon exercise of options granted under a written compensatory plan or contract may sell such shares subject to the manner of sale requirements of Rule 144, but without having to comply with the holding period requirements of Rule 144, and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. As of June 30, 2001, immediately exercisable options to purchase 40,899 shares of common stock were outstanding, none of which was exercised. Additional options to purchase 177,432 shares of common stock have also been granted which have not been exercised and which become exercisable at various times in the future. All of these options were granted pursuant to the 1998 stock incentive plan, and any shares issued upon the exercise of these options will be eligible for sale pursuant to Rule 701.

     We have reserved 600,000 shares for issuance upon exercise of options granted under our 2001 stock incentive plan. We intend to file as soon as practicable following completion of this offering a registration statement on Form S-8 under the Securities Act covering these shares of common stock. The registration statement will become effective immediately upon filing, whereupon, subject to the satisfaction of applicable exercisability periods, Rule 144 volume limitations applicable to affiliates, and in some cases, the lock-up agreements referred to above, shares of common stock to be issued upon exercise of outstanding options granted under the 2001 plan will be available for immediate resale in the open market. As of the date of this prospectus, no awards have been made under the 2001 plan.

     As of June 30, 2001, we had warrants outstanding to purchase an aggregate of 37,533 shares of our common stock at $9.0588 per share. As of June 30, 2001, warrants to purchase 17,662 shares were immediately exercisable. The remaining 19,871 vest at various times in the future. Any shares issued upon the exercise of these warrants will be eligible for sale pursuant to Rule 144, except that these shares are also subject to the lock-up agreements discussed above.

                                  UNDERWRITING

     Paulson Investment Company, Inc. is acting as the representative of the underwriters of this offering. We have entered into an underwriting agreement with the underwriters with respect to the units being offered. In connection with this offering and subject to certain conditions, each of the underwriters named below has agreed to purchase, and we have agreed to sell, the number of units set forth opposite the name of each underwriter.

                        UNDERWRITER                           NUMBER OF UNITS
                        -----------                           ---------------
Paulson Investment Company, Inc.............................
                                                                 ---------
          Total.............................................     1,500,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the units offered by this prospectus, other than those covered by the over-allotment option, if any units are purchased. The underwriting agreement also provides that the obligations of the underwriter to pay for and accept delivery of the units are subject to the approval of certain legal matters by their counsel and certain other conditions. These conditions include the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for such purpose have been instituted or threatened by the Securities and Exchange Commission.

     The representative has advised us that the underwriters propose to offer our units to the public initially at the offering price set forth on the cover page of this prospectus and to selected dealers at such price less a concession
of not more than $     per unit. The underwriters and selected dealers may
reallow a concession to other dealers, including the underwriters, of not more
than $     per unit. After completion of the initial public offering of the units, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

     The representative has informed us that the underwriters do not expect to confirm sales of our units offered by this prospectus to any accounts over which they exercise discretionary authority.

OVER-ALLOTMENT OPTION

     Pursuant to the underwriting agreement, we have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 225,000 units on the same terms as the units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the units that they have agreed to purchase. If the over-allotment option is exercised in full, the total public offering price, underwriting discount and proceeds to us before offering
expenses will be $          , $          and $          , respectively.

ONLINE ACTIVITIES

     A prospectus in electronic format is available online at www.paulsoninvestment.com/microHelix.html and may be made available on the Internet sites or through other online services maintained by one or more of the other underwriters of this offering, members of the selling group or by persons with whom they may contract for such services. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

STABILIZATION

     Until the distribution of the units offered by this prospectus is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and to purchase units. As an exception to these rules, the underwriters may engage in transactions that stabilize the price of the units. The underwriters may engage in over-allotment sales, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the common stock and public warrants in the open market after the distribution has been completed in order to cover syndicate short positions. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option to purchase additional units as described above.

     - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in this offering. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

     In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might be otherwise. These transactions may be effected on the Nasdaq SmallCap Market or otherwise. Neither we nor the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor the underwriters can represent that the underwriters will engage in these types of transactions or that these types of transactions, once commenced, will not be discontinued without notice.

INDEMNIFICATION

     The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

UNDERWRITERS' COMPENSATION

     We have agreed to sell the units to the underwriters at the initial
offering price of $          , less a ten percent underwriting discount. The
underwriting agreement also provides that upon the closing of the units offered, the underwriters will be paid a nonaccountable expense allowance equal to two percent of the gross proceeds from the sale of the units offered by this prospectus, including the over-allotment option.

     We have also agreed to issue warrants to the representative to purchase from us up to 150,000 units at an exercise price per unit equal to 120 percent of the offering price per unit. These warrants are exercisable during the four-year period beginning one year from the date of effectiveness of the registration statement. These warrants, and the securities underlying the warrants, are not transferable for one year following the effective date of the registration, except to an individual who is an officer or partner of an underwriter, by will or by the laws of descent and distribution, and are not redeemable. These warrants will have registration rights. We will cause the registration statement to remain effective until the earlier of the time that all of the representative's warrants have been exercised and the date which is five years after the effective date of this offering. The common stock and warrants issued to the representative upon exercise of these warrants will be freely tradable.

     The holders of the representative's warrants will have, in that capacity, no voting, dividend or other shareholder rights. Any profit realized by the representative on the sale of the securities issuable upon exercise of the representative's warrants may be deemed to be additional underwriting compensation. The securities underlying the representative's warrants are being registered on the registration statement. During the term of the representative's warrants, the holders thereof are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the representative's warrants are outstanding. At any time at which the representative's warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

LOCK-UP AGREEMENTS

     Our officers, directors and other shareholders have agreed that for a period of one year from the date this registration statement becomes effective that they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, other than through intra-family transfers or transfers to trusts for estate planning purposes, without the consent of the representative, which consent will not be unreasonably withheld.

DETERMINATION OF OFFERING PRICE

     Before this offering, there has been no public market for the units and the common stock and unit warrants contained in the units. Accordingly, the initial public offering price of the units offered by this prospectus and the exercise price of the unit warrants were determined by negotiation between us and the representative. Among the factors considered in determining the initial public offering price of the units and the exercise price of the unit warrants were:

     - our history and our prospects;

     - the industry in which we operate;

     - the status and development prospects for our proposed products and services;

     - our past and present operating results;

     - the previous experience of our executive officers; and

     - the general condition of the securities markets at the time of this offering.

     The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units, or the common stock and unit warrants contained in the units, can be resold at or above the initial public offering price.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Certain legal matters in connection with the offering will be passed upon for the underwriters by Weiss, Jensen, Ellis & Howard, a Professional Corporation, Portland, Oregon. Stoel Rives LLP shall receive 15,625 units in partial payment of their fee related to this offering.

                                    EXPERTS

     The consolidated financial statements of microHelix, Inc. as of December 31, 2000, and for each of the two years in the period ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of BioElectric Corporation for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

     The statements in this prospectus related to patent and intellectual property matters under "Risk Factors" under the captions "If we are not able to protect our intellectual property, our business and operating results could be adversely affected."; "We are exposed to the risk of a claim that our products or manufacturing processes violate intellectual property rights of others."; and "Our competitors may have proprietary technologies which create barriers to entry." and under "Business -- Patents and intellectual property" have been reviewed and approved by Timothy E. Siegel, West Linn, Oregon, our intellectual property counsel, as our expert on such matters and are included herein in reliance upon that review and approval.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the units, common stock and warrants. This prospectus omits some information contained in the registration statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, you should review the registration statement and its exhibits, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 75 Park Place, 14th Floor, New York, NY 10007, and the Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, IL 60604. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information about registrants that file electronically with the SEC, including the registration statement. The address of the SEC's World Wide Web site is http://www.sec.gov.

     Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
microHelix, Inc.
  Independent Auditors' Report..............................   F-2
  Consolidated Balance Sheets as of December 31, 2000 and
     March 31, 2001.........................................   F-3
  Consolidated Statements of Operations for the two years
     ended December 31, 1999 and 2000 and the three months
     ended March 31, 2000 and 2001..........................   F-4
  Consolidated Statements of Shareholders' Deficit for the
     two years ended December 31, 1999 and 2000 and the
     three months ended March 31, 2001......................   F-5
  Consolidated Statements of Cash Flows for the two years
     ended December 31, 1999 and 2000 and the three months
     ended March 31, 2000 and 2001..........................   F-6
  Notes to Consolidated Financial Statements................   F-7
BioElectric Corporation
  Independent Auditors' Report..............................  F-23
  Statement of Operations for the year ended December 31,
     1999...................................................  F-24
  Statement of Shareholders' Deficit for the year ended
     December 31, 1999......................................  F-25
  Statement of Cash Flows for the year ended December 31,
     1999...................................................  F-26
  Notes to Financial Statements.............................  F-27

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and shareholders of microHelix, Inc.

     We have audited the accompanying consolidated balance sheet of microHelix, Inc., formerly known as mHL Development Company, and subsidiaries (collectively, the "Company") as of December 31, 2000, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Portland, Oregon
July 6, 2001 (          , 2001 as to the third paragraph of Note 1)

     The accompanying consolidated financial statements include the effects of a reverse stock split of the Company's common stock subject to shareholder approval, the conversion of all outstanding redeemable preferred stock into the Company's common stock and the conversion of notes payable to shareholder into units, each consisting of one share of common stock and a warrant to purchase one share of common stock, prior to the effective date of this offering. The above opinion is the form which will be signed by Deloitte & Touche LLP upon consummation of the reverse stock split and conversions of the redeemable preferred stock and notes payable to shareholder, which are described in Note 1 of the notes to the consolidated financial statements, and assuming that from July 6, 2001 to the date of such reverse stock split and conversions, no other events have occurred that would affect the accompanying financial statements and notes thereto.

Deloitte & Touche LLP
Portland, Oregon
July 25, 2001

                                MICROHELIX, INC.

                          CONSOLIDATED BALANCE SHEETS
                      DECEMBER 31, 2000 AND MARCH 31, 2001

                                                                                              PRO FORMA
                                                              DECEMBER 31,     MARCH 31,      MARCH 31,
                                                                  2000           2001           2001
                                                              ------------    -----------    -----------
                                                                              (UNAUDITED)    (UNAUDITED)
ASSETS
Current Assets:
  Cash......................................................  $     3,554     $     2,859    $   602,859
  Accounts receivable, net of allowance of zero.............      611,222         821,364        821,364
  Inventories (Note 3)......................................    1,133,288       1,535,436      1,535,436
  Due from affiliates (Note 10).............................       65,016          79,890         79,890
  Prepaid expenses..........................................       30,865          54,819         54,819
                                                              -----------     -----------    -----------
    Total current assets....................................    1,843,945       2,494,368      3,094,368
Property and equipment -- net (Note 4)......................    1,977,006       1,916,437      1,916,437
Intangible and other assets -- net (Notes 2 and 5)..........    4,911,728       4,920,486      4,920,486
                                                              -----------     -----------    -----------
    Total...................................................  $ 8,732,679     $ 9,331,291    $ 9,931,291
                                                              ===========     ===========    ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
  Accounts payable..........................................  $   896,001     $ 1,249,234    $ 1,249,234
  Accrued interest..........................................      100,996          67,790         67,790
  Accrued liabilities.......................................      190,483         252,459        252,459
  Line of credit (Note 6)...................................           --         499,601        499,601
  Current portion of notes payable (Note 6).................      807,500              --             --
  Due to affiliates (Note 10)...............................       20,824          67,568         67,568
                                                              -----------     -----------    -----------
    Total current liabilities...............................    2,015,804       2,136,652      2,136,652
                                                              -----------     -----------    -----------
Long-Term Liabilities:
  Long-term portion of notes payable (Note 6)...............    2,500,000       2,967,115      2,967,115
  Long-term notes payable to shareholder (Notes 6 and 10)...    1,325,830       1,325,830      1,325,830
  Convertible notes payable to shareholder (Notes 6 and
    10).....................................................    2,135,315       2,135,315             --
  Accrued interest to shareholder (Note 10).................      429,038         471,297        471,297
  Deferred shareholder compensation (Note 10)...............      200,000         200,000        200,000
                                                              -----------     -----------    -----------
    Total long-term liabilities.............................    6,590,183       7,099,557      4,964,242
                                                              -----------     -----------    -----------
    Total liabilities.......................................    8,605,987       9,236,209      7,100,894
                                                              -----------     -----------    -----------
Commitments and contingencies (Note 11).....................           --              --             --
Redeemable preferred stock (Note 8).........................      450,000         450,000             --
Shareholders' Equity (Deficit) (Note 9):
  Common stock, no par value, 5,519,495 shares authorized,
    1,713,803 issued and outstanding at December 31, 2000
    and March 31, 2001; 2,221,302 pro forma shares
    outstanding at March 31, 2001...........................    5,285,255       5,285,255      8,470,570
  Additional paid-in capital................................      621,993         621,993        621,993
  Notes receivable from shareholders for common stock (Note
    10).....................................................      (93,940)        (93,940)       (93,940)
  Deferred compensation expense.............................     (171,684)       (158,466)      (158,466)
  Accumulated deficit.......................................   (5,964,932)     (6,009,760)    (6,009,760)
                                                              -----------     -----------    -----------
    Total shareholders' equity (deficit)....................     (323,308)       (354,918)     2,830,397
                                                              -----------     -----------    -----------
    Total...................................................  $ 8,732,679     $ 9,331,291    $ 9,931,291
                                                              ===========     ===========    ===========

See notes to consolidated financial statements.

                                MICROHELIX, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED DECEMBER 31, 1999 AND 2000 AND
                   THREE MONTHS ENDED MARCH 31, 2000 AND 2001

                                                                             THREE MONTHS
                                           YEAR ENDED DECEMBER 31,          ENDED MARCH 31,
                                          --------------------------    -----------------------
                                             1999           2000          2000          2001
                                          -----------    -----------    ---------    ----------
                                                                              (UNAUDITED)
Sales:
  Wire and cable........................  $ 1,630,982    $ 3,297,169    $ 403,756    $1,355,561
  Government contracts..................           --        960,474      200,017       244,275
                                          -----------    -----------    ---------    ----------
     Total sales........................    1,630,982      4,257,643      603,773     1,599,836
Cost of Sales:
  Wire and cable........................    1,902,521      2,922,117      615,869       932,058
  Government contracts..................           --        506,563      123,797       128,439
                                          -----------    -----------    ---------    ----------
     Total cost of sales................    1,902,521      3,428,680      739,666     1,060,497
                                          -----------    -----------    ---------    ----------
     Gross profit (loss)................     (271,539)       828,963     (135,893)      539,339
                                          -----------    -----------    ---------    ----------
Operating Expenses:
  Research and development..............      216,304        211,612       70,772        44,310
  Sales and marketing...................      507,022        269,685       93,395        96,911
  General and administrative............      848,737      1,748,588      422,685       303,809
                                          -----------    -----------    ---------    ----------
     Total operating expenses...........    1,572,063      2,229,885      586,852       445,030
                                          -----------    -----------    ---------    ----------
Income (loss) from operations...........   (1,843,602)    (1,400,922)    (722,745)       94,309
                                          -----------    -----------    ---------    ----------
Other Income (Expense):
  Interest income.......................          187          2,841           --            --
  Interest expense......................      (95,857)      (311,649)     (17,106)      (98,169)
  Interest expense to shareholder.......     (121,854)      (357,859)    (111,922)      (40,968)
                                          -----------    -----------    ---------    ----------
     Other expense -- net...............     (217,524)      (666,667)    (129,028)     (139,137)
                                          -----------    -----------    ---------    ----------
Net loss................................  $(2,061,126)   $(2,067,589)   $(851,773)   $  (44,828)
                                          ===========    ===========    =========    ==========
Loss per common share -- basic and
  diluted...............................  $     (1.57)   $     (1.55)   $   (0.65)   $    (0.03)
                                          ===========    ===========    =========    ==========
Shares used in per share
  calculation -- basic and diluted......    1,310,880      1,331,854    1,310,880     1,331,854
                                          ===========    ===========    =========    ==========

See notes to consolidated financial statements.

                                MICROHELIX, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
  YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2001

                                         COMMON STOCK        ADDITIONAL
                                    ----------------------    PAID-IN       NOTES        DEFERRED     ACCUMULATED
                                     SHARES       AMOUNT      CAPITAL     RECEIVABLE   COMPENSATION     DEFICIT        TOTAL
                                    ---------   ----------   ----------   ----------   ------------   -----------   -----------
Balance, January 1, 1999..........  1,310,880   $1,581,088    $ 13,951    $(102,580)    $      --     $(1,836,217)  $  (343,758)
Grants of stock options...........         --           --      31,769           --       (31,769)             --            --
Grants of stock warrants..........         --           --     152,348           --            --              --       152,348
Amortization of deferred
  compensation....................         --           --          --           --         9,267              --         9,267
Repayment of shareholder notes....         --           --          --        8,380            --              --         8,380
Net loss..........................         --           --          --           --            --      (2,061,126)   (2,061,126)
                                    ---------   ----------    --------    ---------     ---------     -----------   -----------
Balance, December 31, 1999........  1,310,880    1,581,088     198,068      (94,200)      (22,502)     (3,897,343)   (2,234,889)
Issuance of common stock..........    402,923    3,704,167          --           --            --              --     3,704,167
Grants of stock options...........         --           --     423,925           --      (182,043)             --       241,882
Amortization of deferred
  compensation....................         --           --          --           --        32,861              --        32,861
Repayment of shareholder notes....         --           --          --          260            --              --           260
Net loss..........................         --           --          --           --            --      (2,067,589)   (2,067,589)
                                    ---------   ----------    --------    ---------     ---------     -----------   -----------
Balance, December 31, 2000........  1,713,803    5,285,255     621,993      (93,940)     (171,684)     (5,964,932)     (323,308)
Amortization of deferred
  compensation....................         --           --          --           --        13,218              --        13,218
Net loss..........................         --           --          --           --            --         (44,828)      (44,828)
                                    ---------   ----------    --------    ---------     ---------     -----------   -----------
Balance, March 31, 2001
  (unaudited).....................  1,713,803   $5,285,255    $621,993    $ (93,940)    $(158,466)    $(6,009,760)  $  (354,918)
                                    =========   ==========    ========    =========     =========     ===========   ===========

See notes to consolidated financial statements.

                                MICROHELIX, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 1999 AND 2000 AND
                   THREE MONTHS ENDED MARCH 31, 2000 AND 2001

                                                                                                 THREE MONTHS
                                                               YEAR ENDED DECEMBER 31,          ENDED MARCH 31,
                                                              --------------------------    -----------------------
                                                                 1999           2000           2000         2001
                                                              -----------    -----------    ----------    ---------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(2,061,126)   $(2,067,589)   $ (851,773)   $ (44,828)
  Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation and amortization...........................      200,560        363,589        68,101      107,737
    Deferred shareholder compensation expense...............      200,000             --            --           --
    Stock compensation expense..............................       40,048        329,070        17,465       13,218
    Change in:
      Accounts receivable...................................     (271,657)      (186,509)       10,071     (210,142)
      Inventories...........................................      (62,326)      (724,630)      (62,028)    (402,148)
      Due from affiliates...................................      (75,061)       121,251       157,128      (14,874)
      Prepaid expenses......................................        2,550         (8,438)       10,522      (23,954)
      Intangible and other assets...........................           --       (103,998)       (9,649)     (40,288)
      Accounts payable......................................      187,141        298,677       (39,916)     353,233
      Accrued interest......................................       24,773         72,905       217,602      (33,206)
      Accrued liabilities...................................      (29,679)      (157,492)     (154,176)      61,976
      Due to affiliates.....................................      (74,054)       (28,525)      (49,349)      46,744
      Accrued interest to shareholder.......................      101,908        327,130       115,319       42,259
                                                              -----------    -----------    ----------    ---------
        Cash used in operating activities...................   (1,816,923)    (1,764,559)     (570,683)    (144,273)
                                                              -----------    -----------    ----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (256,025)      (191,263)      (40,532)     (15,638)
  Cash paid for acquisitions, net of cash acquired..........           --       (172,088)     (172,088)          --
                                                              -----------    -----------    ----------    ---------
        Cash used in investing activities...................     (256,025)      (363,351)     (212,620)     (15,638)
                                                              -----------    -----------    ----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes receivable from shareholders..........        8,380            260           260           --
  Proceeds from borrowings against notes payable and line of
    credit..................................................           --      2,300,000        35,000      966,716
  Principal payments on notes payable.......................           --             --            --     (807,500)
  Proceeds from issuance of notes payable to shareholder....           --        941,945       160,000           --
  Proceeds from issuance of convertible notes payable to
    shareholder.............................................    2,072,000        680,000       585,000           --
  Principal payments on convertible notes payable to
    shareholder.............................................           --     (1,811,627)           --           --
                                                              -----------    -----------    ----------    ---------
        Cash provided by financing activities...............    2,080,380      2,110,578       780,260      159,216
                                                              -----------    -----------    ----------    ---------
Net increase (decrease) in cash.............................        7,432        (17,332)       (3,043)        (695)
Cash, beginning of period...................................       13,454         20,886        20,886        3,554
                                                              -----------    -----------    ----------    ---------
Cash, end of period.........................................  $    20,886    $     3,554    $   17,843    $   2,859
                                                              ===========    ===========    ==========    =========
Supplemental disclosure of cash flow information -- Cash
  paid for interest.........................................  $    91,030    $   112,905    $   13,334    $ 130,084
                                                              ===========    ===========    ==========    =========
Supplemental disclosure of noncash investing and financing
  activities -- Noncash portion of acquisitions (assumptions of liabilities, issuance of note payable, and issuance of
  common stock).............................................  $        --    $ 5,656,361    $5,656,361    $      --
                                                              ===========    ===========    ==========    =========

See notes to consolidated financial statements.

                                MICROHELIX, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

1. SUMMARY OF SIGNIFICANT POLICIES AND BASIS OF PRESENTATION

     NATURE OF OPERATIONS -- microHelix, Inc. (the "Company") is primarily engaged in the design, manufacture, and sale of micro cables, connectors, and assemblies for use in medical devices.

     BASIS OF PRESENTATION -- The consolidated financial statements and related footnote information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited and in the opinion of management reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position as of such date and results of operations for such periods. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year.

     In                2001, the Company accomplished a 1-for-9.0588 reverse
split of its common stock, the effects of which have been retroactively applied to the Company's financial statements for all periods presented. The reverse split was applied to outstanding common stock, as well as any common stock warrants and options granted as of the time of the reverse split.

     In                2001, all of the outstanding redeemable preferred stock
was converted to common stock (Note 8) and convertible notes payable were converted to units (Note 6). As a result of the conversions to common stock, several adjustments and factors will impact the comparability of our historical financial results with our future financial results. The unaudited pro forma balance sheet reflects the effects of the conversions on cash, convertible notes payable, redeemable preferred stock and common stock. Any impact on the results of operations is considered to be insignificant.

     The unaudited pro forma balance sheet has been prepared as if the conversions occurred on March 31, 2001. The Company believes that all adjustments necessary to present fairly the unaudited pro forma balance sheet have been made. The unaudited pro forma balance sheet is not necessarily indicative of what actual results would have been had the transaction occurred on March 31, 2001, nor does it purport to indicate the future results of the Company's operations. The unaudited pro forma balance sheet should be read in conjunction with our financial statements and accompanying notes.

     The consolidated financial statements include the accounts of microHelix, Inc. and its wholly owned subsidiary, BioElectric Corporation ("BioElectric"). All significant intercompany balances and transactions are eliminated upon consolidation. The results of BioElectric have been included in the consolidated financial statements since the date of acquisition (Note 2).

     NAME CHANGE AND REORGANIZATION -- On December 31, 2000, mHL Development Company and its subsidiaries were legally merged into one entity with the exception of BioElectric Corporation, a wholly owned subsidiary that transferred substantially all of its assets and liabilities to the Company. In March 2001, mHL Development Company legally changed its name to microHelix, Inc.

     GOING CONCERN -- The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company experienced significant losses in its first four years of operations and has historically operated with a deficiency in working capital. This indicates that the Company may be unable to continue as a going concern for a reasonable period of time.

     The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     Management believes that the Company will continue as a going concern due to the financial strength of its founder and its strong customer base. The Company has been and management believes it will

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

continue to be successful in obtaining financing to fund operations. In June 2001, the Company obtained bridge loans aggregating $600,000 and the ability, beginning in July 2001, to borrow up to $100,000 per month, up to a maximum aggregate of $400,000 (Note 16). Management believes that these borrowings along with its improving operations will provide the funds required to continue as a going concern. In addition, the majority shareholder has agreed to provide continued financial support to the Company through July 2002.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. This includes, among other things, evaluation of the remaining life and recoverability of long-lived assets. Actual results could differ from those estimates.

     INVENTORIES are stated at the lower of cost (first-in, first-out) or market.

     PROPERTY AND EQUIPMENT are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (three to seven years) beginning on the date placed in service. Leasehold improvements are amortized over the lesser of the remaining lease term or the useful life. Costs of repairs and maintenance are expensed as incurred.

     INTANGIBLE AND OTHER ASSETS primarily represent patent costs which are amortized using the straight-line method over their estimated useful lives or 15 years, whichever is shorter, once the technology is completed and in use. Management periodically evaluates the recoverability of intangibles based on current and anticipated income and undiscounted future cash flows. Financing costs are amortized over the term of the related note payable.

     IMPAIRMENT OF LONG-LIVED ASSETS -- The Company evaluates its long-lived assets for financial impairments and will continue to evaluate them if events or changes in circumstance indicate the carrying amount of such assets may not be fully recoverable.

     REVENUE RECOGNITION -- The Company recognizes revenues on product sales when products are shipped. Revenues earned under governmental contracts and non-recurring engineering projects are recognized as costs are incurred.

     RESEARCH AND DEVELOPMENT -- Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed as the contracted work is performed. The Company incurred $216,304 and $211,612 and $70,772 and $44,310 of internal research and development costs during the years ended December 31, 1999 and 2000 and three months ended March 31, 2000 and 2001, respectively.

     INCOME TAXES -- The liability method is used to account for income taxes. Deferred income taxes are provided for the temporary effects of differences in the recognition of revenues and expenses for financial statement and income tax reporting purposes. Valuation allowances reduce deferred tax assets to an amount more likely than not to be realized.

     STOCK-BASED COMPENSATION -- Compensation expense for stock-based employee compensation is measured using the method prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Pro forma disclosures of net losses are made as if the method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, had been applied in measuring compensation expense.

     FINANCIAL INSTRUMENTS -- SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the estimated fair value of financial instruments. The carrying value of the

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

Company's cash, accounts receivable, accounts payable, other accrued liabilities, and line of credit approximate their estimated fair values due to the short maturities of those instruments.

     COMPREHENSIVE LOSS -- In accordance with SFAS No. 130, Reporting Comprehensive Income, the Company reports by major components and as a single total, the change in its net assets during the period from non-owner sources. Comprehensive loss for the years ended December 31, 1999 and 2000 and for the three months ended March 31, 2000 and 2001 was the same as the reported net loss.

     RECENT ACCOUNTING PRONOUNCEMENTS -- In June 1998, June 1999, and June 2000, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, respectively (collectively the "Statements"). The Statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Statements are effective for fiscal years beginning after June 15, 2000. The Company adopted the Statements on January 1, 2001. The adoption of the Statements did not have a material impact on the Company's consolidated financial statements.

     In July 2001, the FASB issued SFAS No. 141, Business Combinations. The statement discontinues the use of the pooling of interests method of accounting for business combinations. The statement is effective for all business combinations after June 30, 2001. The Company has completed an evaluation of the effects of this statement and does not believe it will have a material impact on the Company's consolidated financial statements.

     In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. The statement will require discontinuing the amortization of goodwill and other intangible assets with indefinite useful lives. Instead, these assets will be tested periodically for impairment and written down to their fair market values as necessary. This statement is effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the impact of this statement on the Company's consolidated financial statements.

     LOSS PER SHARE -- Basic net loss per share has been computed by dividing net loss by the weighted average number of shares outstanding during each period. Diluted loss per share has been computed by dividing net loss adjusted for interest on convertible notes payable by the weighted average common stock and common stock equivalent shares outstanding during each period using the treasury stock method for employee stock option plans and warrants, and the if-converted method for redeemable preferred stock and convertible notes payable, if the common equivalent shares were not anti-dilutive. Common stock equivalents were anti-dilutive for all periods presented.

     Options to purchase 70,365 and 148,785 and 85,920 and 150,441 shares of common stock were outstanding as of December 31, 1999 and 2000 and March 31, 2000 and 2001, respectively, but were not included in the computation of diluted net loss per share for the years then ended because the options were anti-dilutive. These options expire on dates beginning April 2009 through March 2011. Common equivalent shares of 476,819 and 465,616 and 465,616 and 470,132 at December 31, 1999 and 2000 and March 31, 2000 and 2001, respectively, from assumed conversion of redeemable preferred stock, convertible notes payable and warrants were not included in the computation of diluted net loss per share as they were not dilutive.

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

2. MERGERS AND ACQUISITIONS

     Effective February 4, 2000, the Company acquired all of the outstanding common stock of BioElectric, a developer of custom electronic interconnect systems for the human body located in Portland, Oregon. The Company paid $160,000 in cash, issued a promissory note for $340,000 (Note 6), and agreed to either make cash payments of $730,000 or issue 80,585 shares of common stock in each of five years beginning on December 31, 2001. In December 2000, the Company issued 402,923 shares valued at $9.19 per share to the former owner of BioElectric in full satisfaction of the portion of the purchase price that was to be paid over the five year period. The former owner has agreed to certain stock transfer restrictions determined in a separate agreement, including a right of first refusal for the Company. This stock transfer restriction agreement terminates on (i) the effective date of a registration statement filed by the Company under the Securities Act of 1933 with respect to an underwritten public offering of its common stock or (ii) the closing date of the sale of assets or merger of the Company pursuant to which the Company's shareholders receive securities of a publicly held company.

     The acquisition of BioElectric has been accounted for using the purchase method of accounting. Accordingly, the results of operations of BioElectric have been included in the consolidated financial statements of the Company since the date of acquisition.

     The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair value. Assets and liabilities acquired were as follows:

Fair value of assets acquired:
  Tangible assets...........................................  $  879,224
  Patents...................................................   4,844,167
  Other.....................................................      92,870
                                                              ----------
     Fair value of assets acquired..........................   5,816,261
Less:
  Cash paid, net of acquired cash of $100...................     159,900
  Note payable issued.......................................     340,000
  Common stock issued.......................................   3,704,167
                                                              ----------
     Liabilities assumed....................................  $1,612,194
                                                              ==========

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

     The following are the unaudited pro forma results of operations had the acquisition of BioElectric occurred on January 1, 1999:

                         MICROHELIX, INC. AND AFFILIATE
              PRO FORMA ADJUSTED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                                              BIOELECTRIC    PRO FORMA
                                           MICROHELIX, INC.   CORPORATION   ADJUSTMENTS      PRO FORMA
                                           ----------------   -----------   -----------     -----------
Sales....................................    $ 1,630,982      $1,073,559     $      --      $ 2,704,541
Cost of sales............................      1,902,521         829,463       100,878(1)     2,832,862
                                             -----------      ----------     ---------      -----------
  Gross profit (loss)....................       (271,539)        244,096      (100,878)        (128,321)
Operating Expenses:
  Research and development...............        216,304              --            --          216,304
  Sales and marketing....................        507,022             510            --          507,532
  General and administrative.............        848,737         293,595         4,783(1)     1,146,724
                                             -----------      ----------     ---------      -----------
     Total operating expenses............      1,572,063         294,105         4,783        1,870,560
                                             -----------      ----------     ---------      -----------
Loss from operations.....................     (1,843,602)        (50,009)     (105,661)      (1,998,881)
Other Income (Expense):
  Interest income........................            187              28            --              215
  Debt forgiveness.......................             --         155,230            --          155,230
  Interest expense.......................       (217,711)        (72,713)           --         (290,424)
                                             -----------      ----------     ---------      -----------
     Other income (expense) -- net.......       (217,524)         82,545            --         (134,979)
                                             -----------      ----------     ---------      -----------
Income (loss) before income tax
  expense................................     (2,061,126)         32,536     (105,661)       (2,134,251)
Income tax expense.......................             --          12,459            --           12,459
                                             -----------      ----------     ---------      -----------
  Net income (loss)......................    $(2,061,126)     $   20,077     $(105,661)     $(2,146,710)
                                             ===========      ==========     =========      ===========
Loss per common share -- basic and
  diluted................................    $     (1.57)                                   $     (1.25)
                                             ===========                                    ===========
Shares used in per share
  calculation -- basic and diluted.......      1,310,880                       402,923(2)     1,713,803
                                             ===========                     =========      ===========

---------------
(1) Reflects a $105,661 increase in depreciation expense associated with the $853,000 writeup in basis of property and equipment acquired in the purchase of BioElectric. Depreciation is recorded on a straight-line basis over periods ranging from 2 to 7 years.

(2) Reflects 402,923 shares issued in conjunction with the purchase of BioElectric, which are assumed to have been outstanding for the entire year ended December 31, 1999.

     Effective December 15, 1999, through its wholly owned subsidiary, GrayScale, Inc. ("GrayScale"), the Company acquired certain equipment and inventories of the division of a company located in Tucson, Arizona and Nogales, Mexico, which was primarily engaged in the design and manufacture of ultrasound cable assemblies. The purchase price of $383,885 was allocated $185,000 to equipment and $198,885 to acquired inventories.

     In connection with the acquisition, the Company entered into a non-exclusive cable supply agreement with the former owner of the equipment and inventories acquired by GrayScale with an initial term effective through December 31, 2004. Prices for the products to be purchased are fixed for the term of the agreement, although subject to change upon mutual consent of the parties. The Company will earn rebates

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

as a financial incentive should certain annual contract values for the cable purchases be achieved. As of March 31, 2001, the Company had not yet met the minimum required annual contract value to earn any such rebates.

     Effective April 23, 1999, through a wholly owned subsidiary of the Company, mHL Merger Sub, Inc., the Company acquired Key Tech Incorporated ("Key Tech"), a producer and assembler of wire and cable integrated system components located in Portland, Oregon. Each of the 15,000 shares of the original Key Tech capital stock was converted into 2.7597 shares of the Company's common stock for a total of 41,396 shares.

     The purchase of Key Tech has been accounted for using the pooling of interests method of accounting. Accordingly, Key Tech operations have been included in the consolidated financial statements of the Company for all periods presented. The following are details of Key Tech as of and for the period ended prior to the merger (January 1, 1999 through March 31, 1999):

Revenue....................................................  $31,381
Net loss...................................................   18,709
Intercompany payables......................................    8,973
Weighted-average shares outstanding........................   41,396

3. INVENTORIES

     Inventories are as follows:

                                                     DECEMBER 31,     MARCH 31,
                                                         2000           2001
                                                     ------------    -----------
                                                                     (UNAUDITED)
Raw materials......................................   $1,110,265     $1,370,877
Work-in-process....................................       21,388        146,631
Finished goods.....................................        1,635         17,928
                                                      ----------     ----------
  Total............................................   $1,133,288     $1,535,436
                                                      ==========     ==========

4. PROPERTY AND EQUIPMENT

     Property and equipment are as follows:

                                                     DECEMBER 31,     MARCH 31,
                                                         2000           2001
                                                     ------------    -----------
                                                                     (UNAUDITED)
Machinery and equipment............................   $2,151,969     $2,169,062
Leasehold improvements.............................      187,289        190,634
Office furniture and equipment.....................      138,522        142,921
Automobiles........................................       20,000         20,000
Software...........................................       17,786         22,784
                                                      ----------     ----------
                                                       2,515,566      2,545,401
Accumulated depreciation...........................     (538,560)      (628,964)
                                                      ----------     ----------
  Property and equipment -- net....................   $1,977,006     $1,916,437
                                                      ==========     ==========

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

5. INTANGIBLE AND OTHER ASSETS

     Intangible and other assets are as follows:

                                                     DECEMBER 31,     MARCH 31,
                                                         2000           2001
                                                     ------------    -----------
                                                                     (UNAUDITED)
Patents............................................   $4,904,530     $4,921,285
Financing costs....................................       16,667          4,167
Other..............................................       17,228         26,564
                                                      ----------     ----------
                                                       4,938,425      4,952,016
Accumulated amortization...........................      (26,697)       (31,530)
                                                      ----------     ----------
  Intangible and other assets -- net...............   $4,911,728     $4,920,486
                                                      ==========     ==========

6. LINE OF CREDIT AND NOTES PAYABLE

     In January 2001, the Company entered into a revolving line of credit and equipment loan agreement with a bank. Proceeds from the borrowings were used to repay, in full, principal and interest of certain notes payable aggregating $846,744. The line of credit bears interest at the prime rate plus 1.25% (9.75% at March 31, 2001) and allows the Company to borrow up to $500,000. At March 31, 2001, $499,601 was outstanding on the line of credit. Principal and interest are due in full on January 4, 2002. In connection with the agreement, certain outstanding notes payable were subordinated and 4,416 common stock warrants were granted at an exercise price of $9.0588 per share (Note 9).

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

Notes payable consisted of the following:

                                                              DECEMBER 31,     MARCH 31,
                                                                  2000           2001
                                                              ------------    -----------
                                                                              (UNAUDITED)
Note payable, interest at 12%, due quarterly, principal due
  April 2002, secured by a deed of trust held by the
  majority shareholder and a pledge of common stock
  certificates of an affiliate..............................   $2,500,000     $2,500,000
Note payable, interest at 15%, due quarterly, principal due
  January 21, 2001, secured by certain equipment and office
  furniture.................................................      467,500             --
Note payable, interest at 8%, due quarterly, principal due
  February 2001, unsecured..................................      340,000             --
Note payable, interest at prime plus 1.75%, 10.25% at March
  31, 2001, principal and interest payable monthly, due in
  full on January 4, 2004, secured by equipment.............           --        467,115
Convertible note payable to shareholder, interest at 12%,
  interest and principal due December 31, 2002, secured by
  assets of the Company.....................................    1,093,312      1,093,312
Convertible note payable to shareholder, variable interest
  equal to the federal long-term rate defined in Internal
  Revenue Code sec. 1274(d), 6.2% at December 31, 2000,
  interest and principal due December 2002, secured by
  assets of BioElectric.....................................    1,042,003      1,042,003
Note payable to shareholder, interest at 12%, interest and
  principal due December 2002, secured by certain assets....      546,945        546,945
Note payable to shareholder, interest at 12%, interest and
  principal due December 2002, secured by certain assets....      383,885        383,885
Note payable to shareholder, interest at 15%, interest and
  principal due December 2002, secured by certain assets....      235,000        235,000
Note payable to shareholder, interest at 12%, interest and
  principal due December 2002, secured by certain assets....      160,000        160,000
                                                               ----------     ----------
  Total notes payable.......................................    6,768,645      6,428,260
Less current portion........................................     (807,500)            --
                                                               ----------     ----------
  Long-term portion of notes payable........................   $5,961,145     $6,428,260
                                                               ==========     ==========

Long-term notes payable consist of:

                                                     DECEMBER 31,     MARCH 31,
                                                         2000           2001
                                                     ------------    -----------
                                                                     (UNAUDITED)
Convertible notes payable to shareholder...........   $2,135,315     $2,135,315
Long-term notes payable to shareholder.............    1,325,830      1,325,830
Other notes payable................................    2,500,000      2,967,115
                                                      ----------     ----------
  Total long-term portion of notes payable.........   $5,961,145     $6,428,260
                                                      ==========     ==========

     Convertible notes payable to shareholder are expected to be converted into 266,914 units prior to the Company's anticipated initial public offering in 2001 (Note 16). The convertible notes payable have been excluded from the table below due to the intent to convert them into common stock in 2001.

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

     Principal payments due on notes payable as of December 31, 2000 are as follows:

2001.....................................................  $  807,500
2002.....................................................   3,825,830
                                                           ----------
  Total..................................................  $4,633,330
                                                           ==========

     The weighted-average interest rate on short-term borrowings at December 31, 2000 was 8%. There were no short-term borrowings outstanding at March 31, 2001.

7. INCOME TAXES

     Deferred income taxes, reflecting the net tax effects of temporary differences between the carrying amount of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes, are based on tax laws currently enacted.

     Components of deferred tax assets are as follows:

                                                   DECEMBER 31,     MARCH 31,
                                                       2000            2001
                                                   ------------    ------------
                                                                   (UNAUDITED)
Federal net operating loss carryforwards.........  $ 1,703,716     $  1,524,095
State net operating loss carryforwards...........      220,481          197,236
Stock-based compensation.........................      105,501          110,577
Related party interest...........................       78,968          180,978
Other............................................        6,096            9,962
                                                   -----------     ------------
  Deferred tax asset.............................    2,114,762        2,022,848
Valuation allowance..............................   (2,114,762)      (2,022,848)
                                                   -----------     ------------
  Net............................................  $        --     $         --
                                                   ===========     ============

     Federal and state net operating loss carryforwards expire in 2013 through 2020. No provision for income taxes has been provided due to the Company's net losses.

     SFAS No. 109, Accounting for Income Taxes, requires that the tax benefit of net operating losses, temporary differences, and credit carryforwards be recorded as an asset to the extent that management assesses that realization is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carryforward period. Because of the Company's current operating losses, management has provided a 100% valuation allowance for its net deferred tax assets. Ownership changes due to the planned sale of the Company's common stock, as part of the units, could limit the amount of net operating loss carryforwards available for use in any one year or in the aggregate.

8. REDEEMABLE PREFERRED STOCK

     In 1997, the Company issued 1,500,000 shares of Series A Redeemable, Convertible Preferred Stock ("Preferred Stock") to its majority shareholder at a price of $.30 per share. Each share is convertible, at any time at the option of the holder, into one share of the Company's common stock, subject to adjustment for stock splits, stock dividends and recapitalizations. Accordingly, the 1-for-9.0588 reverse split discussed in Notes 1 and 9 would be applied prior to any such conversion. The Preferred Stock is automatically convertible into common stock at the earlier of the date of a firm commitment public offering of its common stock or the date on which at least 51% of the Preferred Stock has been converted. The shares may be redeemed at any time, at the option of the holder, at a redemption price of $.30. In the

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

event of liquidation, the holder of the Preferred Stock would be entitled to receive, in preference to the common shareholders, an amount equal to the purchase price of $.30 per share. The holder of the Preferred Stock is entitled to vote based on the number of shares of common stock into which the Preferred Stock could be converted. The majority shareholder has agreed that immediately prior to the effective time of the registration statement pursuant to which the Company will undertake the planned sale of units, the Preferred Stock will be converted into 165,585 shares of common stock (Note 16).

9. SHAREHOLDERS' DEFICIT

     COMMON STOCK -- As discussed in Note 1, in             2001, the Company
accomplished a 1-for-9.0588 reverse split of its common stock. The effects of the reverse split have been retroactively applied to the Company's financial statements for all periods presented.

     DIVIDEND POLICY -- The declaration and payment of any future cash dividends is prohibited by our current credit agreement and may be similarly restricted in the future.

     STOCK INCENTIVE PLAN -- The Company has a 1998 Stock Incentive Plan (the "Plan") which provides for issuance of options to purchase up to 220,780 shares of common stock to its employees and service providers. Options are granted under various vesting arrangements, up to a maximum of five years and expire after a maximum of ten years and are subject to a stock transfer restriction agreement to be entered into upon exercise. The following table summarizes activity under this Plan:

                                                       OUTSTANDING OPTIONS
                                             ---------------------------------------
                                                           WEIGHTED
                                                           AVERAGE        WEIGHTED
                                                           EXERCISE     AVERAGE FAIR
                                             NUMBER OF    PRICE PER      VALUE PER
                                              SHARES        SHARE          SHARE
                                             ---------    ----------    ------------
Balance at January 1, 1999.................    49,124       $2.64          $1.21
Options granted, less than market price....     2,208        5.44           5.60
Options granted at market price............    18,758        8.32           3.58
Options granted, greater than market
  price....................................       275        9.05           0.18
                                              -------       -----          -----
Balance at December 31, 1999...............    70,365        4.27           1.97
Options granted, less than market price....    67,088        2.72           6.98
Options granted at market price............    11,332        9.06           3.90
                                              -------       -----          -----
Balance at December 31, 2000...............   148,785       $3.93          $4.38
                                              =======       =====          =====

     The following table summarizes information about stock options outstanding and exercisable under the Plan at December 31, 2000:

                                                        OPTIONS OUTSTANDING
                                                ------------------------------------    OPTIONS EXERCISABLE
                                                              WEIGHTED-                ----------------------
                                                               AVERAGE     WEIGHTED-                WEIGHTED-
                                                              REMAINING     AVERAGE                  AVERAGE
                                                  NUMBER     CONTRACTUAL   EXERCISE      NUMBER     EXERCISE
                EXERCISE PRICE                  OF OPTIONS   LIFE (YRS)      PRICE     OF OPTIONS     PRICE
                --------------                  ----------   -----------   ---------   ----------   ---------
  $1.09.......................................     2,208         7.50        $1.09          883       $1.09
  $2.72.......................................   116,203         8.70        $2.72       19,206       $2.72
  $5.44.......................................     2,208         8.75        $5.44          442       $5.44
  $9.06.......................................    28,166         9.09        $9.06        3,367       $9.06
                                                 -------                                 ------
                                                 148,785                                 23,898
                                                 =======                                 ======

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

     In 2000, the Company issued approximately 39,491 options to certain employees in lieu of ten months of salary and wages. The intrinsic value of the options granted in lieu of salary was equivalent to the reduction in employee salaries. Accordingly, no deferred compensation was recorded.

     The Company has computed, for pro forma disclosure purposes, the value of all stock options granted during the years ended December 31, 1999 and 2000 using the Black-Scholes option pricing model. The weighted average assumptions used for stock option grants were a risk-free interest rate of 5.375%, 26% volatility, no expected dividend yield, and an expected life of 7 1/2 years.

     If the Company had accounted for the Plan in accordance with SFAS No. 123, the Company's net loss and net loss per common share would have been adjusted to the following pro forma amounts:

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                      1999            2000
                                                   -----------     -----------
Net loss:
  As reported....................................  $(2,061,126)    $(2,067,589)
  Pro forma......................................   (2,080,754)     (2,579,086)
Basic and diluted net loss per common share:
  As reported....................................        (1.57)          (1.55)
  Pro forma......................................        (1.59)          (1.94)

     The pro forma amounts may not be indicative of the effects on reported net loss for future periods due to the effect of options vesting over a period of years and the awarding of stock compensation in future years.

     DEFERRED COMPENSATION -- In connection with stock option grants issued to employees and consultants of the Company, deferred compensation of $31,769 and $182,043 was recorded in 1999 and 2000, respectively. Deferred compensation related to stock options granted to employees was calculated as the difference between the exercise price of the options and the estimated fair value of the Company's common stock and is being amortized on a straight-line basis over the vesting period of the options. Deferred compensation related to stock options granted to consultants was calculated as the difference between the exercise price of the options and the fair value of the Company's common stock calculated using the following assumptions: risk-free interest rate of 5.375%, no expected dividend yield, and an expected life of five years. Deferred compensation to consultants is being amortized using the multiple-award approach over the vesting period of the options.

     STOCK WARRANTS -- In connection with the credit facility agreement entered into in January 2001 (Note 16), the Company granted 4,416 common stock warrants at an exercise price of $9.0588 per share. The warrants vest over five years and expire in January 2008. In July 1999, the Company granted 33,117 common stock warrants at an exercise price of $9.0588 per share to a third-party supplier in connection with a ten-year supply agreement. The warrants vest over five years and expire in ten years.

10. RELATED-PARTY TRANSACTIONS

     The Company's majority shareholder has a controlling interest in National Applied Science, Inc. ("NAS"), Red Dot, Inc. ("Red Dot"), and Fidelcor Capital ("Fidelcor").

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

     Significant transactions and balances with affiliates are summarized below:

                                                     DECEMBER 31,     MARCH 31,
                                                         2000           2001
                                                     ------------    -----------
                                                                     (UNAUDITED)
Due from affiliates:
  NAS..............................................   $   63,710     $   77,858
  Red Dot..........................................        1,306          1,538
  Other............................................           --            494
                                                      ----------     ----------
     Total.........................................   $   65,016     $   79,890
                                                      ==========     ==========
Due to affiliates:
  NAS..............................................   $   13,282     $       --
  Fidelcor.........................................        7,542             --
  Other............................................           --         67,568
                                                      ----------     ----------
     Total.........................................   $   20,824     $   67,568
                                                      ==========     ==========
Notes receivable from shareholders for common
  stock............................................   $   93,940     $   93,940
                                                      ==========     ==========
Accrued interest to shareholder....................   $  429,038     $  471,297
                                                      ==========     ==========
Long-term notes payable to shareholder.............   $1,325,830     $1,325,830
                                                      ==========     ==========
Convertible notes payable to shareholder...........   $2,135,315     $2,135,315
                                                      ==========     ==========
Deferred shareholder compensation..................   $  200,000     $  200,000
                                                      ==========     ==========

                                                                 THREE MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,            MARCH 31,
                                  ------------------------   --------------------------
                                     1999          2000         2000           2001
                                  ----------    ----------   -----------    -----------
                                                             (UNAUDITED)    (UNAUDITED)
Interest expense to
  shareholder...................   $121,854      $357,859     $111,922        $40,968

     During 1999, the majority shareholder and president of the Company agreed to defer his annual compensation of $200,000 to future periods in order to improve cash flow needs of the Company.

11. COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES -- The Company leases certain office space and equipment. The operating leases expire at various dates through November 2005. Future minimum rental commitments under noncancelable operating leases are as follows:

                 YEAR ENDING DECEMBER 31,
                 ------------------------
2001......................................................  $364,494
2002......................................................   291,194
2003......................................................    47,700
2004......................................................     5,367
2005......................................................     2,713
                                                            --------
  Total...................................................  $711,468
                                                            ========

     Rent expense was $160,881 and $395,771 (net of sublease income of zero and $37,489) for the years ended December 31, 1999 and 2000, respectively. Rent expense was $90,460 and $52,510 (net of sublease income of zero and $22,494) for the three months ended March 31, 2000 and 2001, respectively.

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

     GOVERNMENT CONTRACTS -- The Company enters into governmental contracts, in which it may commit to certain equipment purchases. However, the contracting party is obligated to reimburse the Company for all such purchases.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Estimated rates currently available to the Company for debt with similar terms are used to estimate the fair value of notes payable. The estimated fair value of the notes payable are as follows:

                                                         DECEMBER 31, 2000
                                                      ------------------------
                                                       CARRYING     ESTIMATED
                                                        AMOUNT      FAIR VALUE
                                                      ----------    ----------
Notes payable.......................................  $3,307,500    $3,213,938
Long-term notes payable to shareholder..............   1,325,830     1,044,179
Convertible notes payable to shareholder............   2,135,315     1,681,702

                                                            MARCH 31, 2001
                                                      --------------------------
                                                       CARRYING       ESTIMATED
                                                        AMOUNT       FAIR VALUE
                                                      -----------    -----------
                                                      (UNAUDITED)    (UNAUDITED)
Notes payable.......................................  $2,967,115     $2,770,585
Long-term notes payable to shareholder..............   1,325,830      1,081,025
Convertible notes payable to shareholder............   2,135,315      1,741,044

13. MAJOR CUSTOMERS

     In 1999, revenues from two customers represented approximately $597,389 or 37% and $227,589 or 14%, respectively, of the Company's revenues. In 2000, revenues from two customers represented $619,268 or 15% and $531,316 or 12%, respectively, of revenues. Revenues from one customer represented $53,501 or 9% of the Company's revenues for the three months ended March 31, 2000. Revenues from one customer represented $520,930 or 33% of the Company's revenues for the three months ended March 31, 2001. Revenues earned from governmental contracts were from the same customer for all periods presented.

14. SEGMENTS

     The Company operates in two segments. The wire and cable segment designs and manufactures micro cables, connectors, and assemblies for use in medical devices. The government contracts segment performs research funded by governmental institutions, primarily the National Institutes of Health ("NIH"), for development of custom electronic interconnect systems for the human body.

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

     The following is a summary of various financial amounts for each of the Company's business segments. There were no intersegment sales during any of the periods presented.

                                           YEAR ENDED DECEMBER 31,     THREE MONTHS ENDED MARCH 31,
                                           ------------------------    -----------------------------
                                              1999          2000           2000             2001
                                           ----------    ----------    -------------    ------------
                                                                        (UNAUDITED)     (UNAUDITED)
Sales:
  Wire and cable.........................  $1,630,982    $3,297,169     $   403,756      $1,355,561
  Government contracts...................          --       960,474         200,017         244,275
                                           ----------    ----------     -----------      ----------
          Total..........................  $1,630,982    $4,257,643     $   603,773      $1,599,836
                                           ==========    ==========     ===========      ==========
Gross profit (loss):
  Wire and cable.........................  $ (271,539)   $  375,052     $  (212,113)     $  423,503
  Government contracts...................          --       453,911          76,220         115,836
                                           ----------    ----------     -----------      ----------
          Total..........................  $ (271,539)   $  828,963     $  (135,893)     $  539,339
                                           ==========    ==========     ===========      ==========
Depreciation and amortization:
  Wire and cable.........................  $  200,560    $  282,435     $    51,870      $   83,391
  Government contracts...................          --        81,154          16,231          24,346
                                           ----------    ----------     -----------      ----------
          Total..........................  $  200,560    $  363,589     $    68,101      $  107,737
                                           ==========    ==========     ===========      ==========
Assets:
  Wire and cable.........................  $2,258,079    $8,132,143     $ 7,287,163      $8,755,101
  Government contracts...................          --       600,536         665,459         576,190
                                           ----------    ----------     -----------      ----------
          Total..........................  $2,258,029    $8,732,679     $ 7,952,622      $9,331,291
                                           ==========    ==========     ===========      ==========

     The following is a summary of sales by geographic region.

                                                                             THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,             MARCH 31,
                                             ------------------------    --------------------------
                                                1999          2000          2000           2001
                                             ----------    ----------    -----------    -----------
                                                                         (UNAUDITED)    (UNAUDITED)
Sales:
  North America............................  $1,584,572    $3,803,475     $563,976      $1,522,583
  Europe...................................      46,410       431,735       29,507          77,253
  Other....................................          --        22,433       10,290              --
                                             ----------    ----------     --------      ----------
          Total............................  $1,630,982    $4,257,643     $603,773      $1,599,836
                                             ==========    ==========     ========      ==========

     Sales to customers in the United States were $1,583,038, $3,774,488, $559,971, and $1,522,583 during 1999, 2000 and the three months ended March 31, 2000 and 2001, respectively.

     The following is a summary of long-lived assets by geographic location.

                                                DECEMBER 31, 2000    MARCH 31, 2001
                                                -----------------    --------------
                                                                      (UNAUDITED)
United States.................................     $6,725,444          $6,680,826
Mexico........................................        163,290             156,097
                                                   ----------          ----------
                                                   $6,888,734          $6,836,923
                                                   ==========          ==========

                                MICROHELIX, INC.

YEARS ENDED DECEMBER 31, 1999 AND 2000 AND THREE MONTHS ENDED MARCH 31, 2000 AND
                                      2001

15. RETIREMENT PLAN

     The Company offers a 401(k) employee savings plan with eligibility requirements of three months of service. There are no required employer contributions and no Company contributions were made to the plan during the years ended December 31, 1999 and 2000 or the three months ended March 31, 2000 and 2001.

16. SUBSEQUENT EVENTS

     The Company will file a registration statement on Form SB-2 offering 1,500,000 units at an estimated initial offering price of $8.00 per unit consisting of one share of common stock and one warrant to purchase one share of common stock. The Company may issue an additional 225,000 units to the underwriters, solely to cover over-allotments, and intends to issue 15,625 units to its attorneys, as partial payment of their fees.

     In 2001, the Company obtained bridge loans aggregating $600,000 at 9% interest. These loans will be automatically converted into 75,000 units at the effective date of the planned initial public offering. The Company also granted common stock warrants to each of the lenders in connection with the borrowings. Additionally, the Company may borrow up to $100,000 per month up to a maximum of $400,000 from the representative of the underwriters, which will be repaid upon the effective date of the planned initial public offering. Should the initial public offering not be accomplished, principal on the $600,000 of bridge loans will be due in four quarterly installments beginning in September 2002, with quarterly interest payments beginning in December 2001. Additionally, the $400,000 will be due in four equal quarterly installments beginning September 2002.

     As discussed in Notes 1 and 9, the Company intends to convert all outstanding convertible notes payable to shareholder and redeemable preferred stock into 266,914 units and 165,585 shares of common stock, respectively. As discussed in Note 1, the Company also completed a 1-for-9.0588 reverse stock
split in        , 2001, to decrease the number of common shares outstanding from
15,525,000 to 1,713,803.

                                  * * * * * *

                            BIOELECTRIC CORPORATION

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-23
Financial Statements for the year ended December 31, 1999:
  Statement of Operations...................................  F-24
  Statement of Shareholders' Deficit........................  F-25
  Statement of Cash Flows...................................  F-26
  Notes to Financial Statements.............................  F-27

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and shareholders of BioElectric Corporation

     We have audited the accompanying statements of operations, shareholders' deficit, and cash flows of BioElectric Corporation (the "Company") for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows of BioElectric Corporation for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Portland, Oregon
July 6, 2001

                            BIOELECTRIC CORPORATION

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                 1999
                                                              ----------
Sales.......................................................  $1,073,559
Cost of sales...............................................     829,463
                                                              ----------
  Gross profit..............................................     244,096
                                                              ----------
Operating Expenses:
  Sales and marketing.......................................         510
  General and administrative................................     293,595
                                                              ----------
     Total operating expenses...............................     294,105
                                                              ----------
Income (loss) from operations...............................     (50,009)
                                                              ----------
Other Income (Expense):
  Interest income...........................................          28
  Forgiveness of indebtedness...............................     155,230
  Interest expense..........................................     (72,713)
                                                              ----------
     Other income -- net....................................      82,545
                                                              ----------
Income before income tax expense............................      32,536
Income tax expense..........................................      12,459
                                                              ----------
Net income..................................................  $   20,077
                                                              ==========

See notes to financial statements.

                            BIOELECTRIC CORPORATION

                       STATEMENT OF SHAREHOLDERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1999

                                      COMMON STOCK        ADDITIONAL
                                  --------------------     PAID-IN      ACCUMULATED
                                   SHARES      AMOUNT      CAPITAL        DEFICIT         TOTAL
                                  ---------    -------    ----------    -----------    -----------
Balance, January 1, 1999........  1,843,933    $48,997     $300,000     $(1,682,368)   $(1,333,371)
Net income......................         --         --           --          20,077         20,077
                                  ---------    -------     --------     -----------    -----------
Balance, December 31, 1999......  1,843,933    $48,997     $300,000     $(1,662,291)   $(1,313,294)
                                  =========    =======     ========     ===========    ===========

See notes to financial statements.

                            BIOELECTRIC CORPORATION

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999

                                                                1999
                                                              ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  20,077
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     19,765
     Forgiveness of debt....................................   (155,230)
     Deferred income taxes..................................      2,300
     Change in:
       Accounts receivable..................................     (7,932)
       Due from affiliates..................................      1,801
       Prepaid expenses and other assets....................     (1,840)
       Intangible and other assets..........................    (19,986)
       Accounts payable.....................................    172,995
       Income taxes payable.................................     10,550
       Accrued interest.....................................     72,008
       Accrued liabilities..................................   (107,441)
                                                              ---------
          Cash provided by operating activities.............      7,067
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (3,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term notes payable.....................     (3,867)
                                                              ---------
Net decrease in cash........................................         --
Cash, beginning of year.....................................        100
                                                              ---------
Cash, end of year...........................................  $     100
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $     705

See notes to financial statements.

                            BIOELECTRIC CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT POLICIES

     NATURE OF BUSINESS -- BioElectric Corporation (the "Company"), formerly known as PI Medical Corporation, was incorporated under the laws of the State of Oregon in October 1991. St. John Medical Foundation and the Omega Point Foundation held a 60% and 40% interest in the Company, respectively. In February 2000, mHL Development Company acquired 100% of the Company. The majority shareholder of mHL Development Company was the Chairman of the Omega Point Foundation. The Company is primarily engaged in developing custom electronic interconnect systems for the human body.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. This includes, among other things, evaluation of the remaining life and recoverability of long-lived assets. Actual results could differ from those estimates.

     IMPAIRMENT OF LONG-LIVED ASSETS -- The Company evaluates its long-lived assets for financial impairments and will continue to evaluate them if events or changes in circumstance indicate the carrying amount of such assets may not be fully recoverable.

     PROPERTY AND EQUIPMENT are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (five to seven years) beginning on the date placed in service. Leasehold improvements are amortized over the lesser of the remaining lease term or the useful life. Costs of repairs and maintenance are expensed as incurred.

     INTANGIBLE AND OTHER ASSETS primarily represent patent costs which are amortized using the straight-line method over their estimated useful lives or 15 years, whichever is shorter, once the technology is completed and in use. Management periodically evaluates the recoverability of intangibles based on current and anticipated income and undiscounted future cash flows.

     REVENUE RECOGNITION -- The Company recognizes revenues earned under governmental and non-recurring engineering contracts as contract costs are incurred.

     INCOME TAXES -- The liability method is used to account for income taxes. Deferred income taxes are provided for the temporary effects of differences in the recognition of revenues and expenses for financial statement and income tax reporting purposes. Valuation allowances reduce deferred tax assets to an amount more likely than not to be realized.

     FINANCIAL INSTRUMENTS -- SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the estimated fair value of financial instruments. The carrying value of the Company's cash, accounts receivable, accounts payable, and other accrued liabilities approximate their estimated fair values due to the short maturities of those instruments.

     COMPREHENSIVE INCOME -- In accordance with SFAS No. 130, Reporting Comprehensive Income, the Company reports by major components and as a single total, the change in its net assets during the period from non-owner sources. Comprehensive income for the year ended December 31, 1999 was the same as the reported net income.

2. INCOME TAXES

     Deferred income taxes, reflecting the net tax effects of temporary differences between the carrying amount of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes, are based on tax laws currently enacted. At December 31, 1999, the Company had a

                            BIOELECTRIC CORPORATION

                          YEAR ENDED DECEMBER 31, 1999

deferred tax liability of approximately $2,300, primarily due to timing differences on the depreciation of property and equipment.

3. COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES -- The Company leases certain office space and equipment. The operating leases expire at various dates through July 2002. At December 31, 1999, future minimum rental commitments under noncancelable operating leases are as follows:

                 YEAR ENDING DECEMBER 31,
                 ------------------------
2000......................................................  $ 53,577
2001......................................................    53,577
2002......................................................    31,253
                                                            --------
  Total...................................................  $138,407
                                                            ========

     Rent expense was $57,272 for the year ended December 31, 1999.

     CONTRACTS -- The Company enters into non-recurring engineering and other governmental contracts, in which it may commit to certain equipment purchases. However, the contracting party is obligated to reimburse the Company for all such purchases.

     FORGIVENESS OF INDEBTEDNESS -- In 1999, $155,230 of indebtedness to the chairman of the Omega Point Foundation was forgiven.

4. RETIREMENT PLAN

     The Company offers a 401(k) employee savings plan with eligibility requirements of three months of service. There are no required employer contributions and no Company contributions were made to the plan in 1999.

                                  * * * * * *

------------------------------------------------------
------------------------------------------------------

    YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, UNITS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR SECURITIES.

    NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE UNITS OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.

    UNTIL            , 2001, ALL DEALERS THAT BUY, SELL OR TRADE IN OUR
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    1
Risk Factors...............................    4
Forward-Looking Statements.................   11
Use of Proceeds............................   12
Dividend Policy............................   13
Capitalization.............................   14
Dilution...................................   15
Selected Financial Data....................   16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   17
Business...................................   22
Management.................................   32
Principal Shareholders.....................   36
Description of Securities..................   37
Underwriting...............................   42
Legal Matters..............................   44
Experts....................................   45
Where You Can Find More Information........   45
Index to Financial Statements..............  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,500,000 UNITS

                                      LOGO
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                               PAULSON INVESTMENT
                                 COMPANY, INC.
                                           , 2001

------------------------------------------------------
------------------------------------------------------

                              [Inside back cover]

Top left picture shows serve wire shielding machine.

Caption above the top left picture: "Micro-Cable Manufacturing."

Top right picture is a cut-away cross-section of a medical ultrasound cable showing the various layers of the cable and the hundreds of micro-coaxial wires contained inside.

Caption above the top right picture: "Micro-Cable Geometries."

The top right picture and caption overlay a schematic diagram of a cross section of a cable assembly containing several micro-cables with measurement numbers and arrow indicators.

Between the top and bottom rows of pictures, on the right, is the phrase:
"PARTNERING FOR LIFE(TM)."

Bottom left picture shows various molded medical cable assemblies.

Caption below the bottom left picture: "Medical Cable Assemblies."

The bottom left picture and caption overlay a diagram of a cross section of a cable assembly containing many micro-cables.

Bottom right picture shows a row of planetary cablers that create multi-conductor helical cable structures.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Oregon Business Corporation Act provides for the indemnification of directors, officers, employees and agents of the corporation under the circumstances as set forth in ORS 60.387-414. The act permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

     Officers and directors that are wholly successful in the defense of a claim are entitled to reimbursement of reasonable expenses unless microHelix's articles of incorporation provide otherwise. A corporation may not indemnify an officer or a director unless the conduct in questions was undertaken in good faith, in the reasonable belief that the conduct was in, or not opposed to, the best interest of the corporation and, in the case of criminal conduct, without reason to believe that the conduct was unlawful. A corporation may not indemnify an officer or director in connection with a proceeding by or in the right of the corporation or in connection with any proceeding claiming an improper personal benefit to the officer or director in each case in which the officer or director was held liable. Unless the articles of incorporation provide otherwise, a court may order indemnification upon the application of an officer or a director. In all other cases, indemnification is permissive.

     Our articles of incorporation authorize the Board of Directors to provide indemnification of its officers, directors and agents to the full extent not prohibited by the Oregon Business Corporation Act.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, excluding the representative's nonaccountable expense allowance, all of which expenses will be paid by the Registrant:

SEC registration fee........................................    $  9,000
NASD filing fee.............................................       4,100
Nasdaq SmallCap listing fee.................................      10,000
Boston Stock Exchange listing fee...........................      15,000
Accounting fees and expenses................................      75,000*
Legal fees and expenses.....................................     125,000*
Printing and related expenses...............................      80,000*
Blue sky legal fees and expenses............................      70,000*
Transfer agent and expenses.................................       5,000*
Miscellaneous expenses......................................       6,900
                                                                --------
          Total.............................................    $400,000*
                                                                ========

---------------
* Estimated expenses

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     We have issued the following securities within the last three years. The following information regarding our securities has been adjusted to reflect a
1-for-9.05888 reverse stock split effected on                , 2001.

     On July 1, 1999, the Company issued a warrant to purchase 33,117 shares of the Company's common stock to The Polymer Technology Group Incorporated, a California corporation, in connection with the execution of a product development and supply agreement.

     On August 23, 1999, in connection with the acquisition of Key Tech Incorporated, an Oregon corporation, the Company issued 41,396 shares of common stock to Ky Huynh and Larry Davis, the sole shareholders of Key Tech, whereby Key Tech became a wholly owned subsidiary of the Company.

     On December 12, 2000, the Company issued 402,923 shares of common stock to St. John Medical Center Foundation as satisfaction in full of the Company's obligations in the purchase of all outstanding stock of BioElectric Corporation, an Oregon corporation.

     On January 5, 2001, the Company issued a warrant to purchase 4,415 shares of common stock to Imperial Bank in connection with the execution of a credit agreement.

     In June 2001, the Company issued convertible promissory notes to several investors to fund expenses associated with this offering and to cover interim operating expenses pending receipt of the offering proceeds. The notes bear interest at nine percent per annum. At the effective date of this offering, the principal of, and accrued interest on, the notes will be automatically converted to units at the initial public offering price of the units sold in this offering. In connection with the notes, the Company also issued warrants to purchase units of the Company for a price equal to 90 percent of the initial public offering price of the units and which are redeemable by the Company at any time after March 31, 2003 for $2.80 per warrant. The warrants are exercisable during a three-year period beginning on the later of the first anniversary of the effective date of this offering and March 31, 2003. Following are the names of each investor, the principal amount of each note, and the number of units issuable upon exercise of the warrants issued in connection with the loan:

     - John L. Crary and Carol M. Ross,
      as trustees of the Crary-Ross Family Trust
      Principal Amount: $100,000
      Warrants: 26,000 units

     - John L. Crary,
      as trustee of The John Langdon Crary Trust
      Principal Amount: $150,000
      Warrants: 39,000 units

     - Foo Tzeh Shi (Edward)
      Principal Amount: $50,000
      Warrants: 13,000 units

     - Gordon B. Crary III,
      as trustee of the Gordon B. Crary III Trust
      Principal Amount: $50,000
      Warrants: 13,000 units

      J.M. Ek Living Trust
     Principal Amount: $250,000
     Warrants: 65,000 units

     All of the above offerings and sales were made pursuant to Section 4(2) of the Securities Act of 1933 and are "restricted securities" as defined in Rule 144 under the Securities Act. The Registrant reasonably believed that each purchaser had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment, each purchaser represented an intention to acquire the securities for investment only and not with a view to distribution thereof and appropriate legends were affixed to the stock certificates or warrants.

ITEM 27. EXHIBITS

EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
--------                       ----------------------
  1.1(1)    Form of Underwriting Agreement
  3.1(1)    Articles of Incorporation of the Registrant, as amended
  3.2(1)    Bylaws of the Registrant
  4.1(2)    Specimen Common Stock Certificate
  4.2(1)    Form of Warrant Agreement among the Registrant and
                                          , as Warrant Agent, including
            the form of Unit Warrant
  4.3(2)    Form of Unit Certificate
  4.4(1)    Form of Warrant to Paulson Investment Company, Inc.
  5.1(2)    Opinion of Stoel Rives LLP
 10.1(1)    Promissory Note dated July 22, 1998 from the Registrant and
            Richard G. Sass on behalf of the Confederated Tribes of the
            Grand Ronde
 10.2(1)    Agreement to Provide Registration and Subscription Rights
            dated July 1, 1999 between Richard G. Sass and The Polymer
            Technology Group
 10.3(1)    Convertible Promissory Note dated September 1, 1999 between the Registrant and Richard G. Sass
 10.4(1)    Warrant dated March 27, 2000 to The Polymer Technology Group
 10.5(1)    Warrant Agreement dated January 5, 2001 with Imperial Bank
 10.6(1)    Amendment to Warrant Agreement dated May 31, 2001 with
            Imperial Bank
 10.7(1)    Antidilution Agreement dated January 5, 2001 between
            Registrant and Imperial Bank
 10.8(1)    Stock Transfer Restriction Agreement dated January 5, 2001 between the Registrant and Imperial Bank
 10.9(1)    Unconditional Guaranty dated January 5, 2001 between Richard
            G. Sass and Imperial Bank
10.10(1)    Third Party Security Agreement dated January 5, 2001 between the Registrant and Imperial Bank
10.11(1)    Subordination Agreement dated January 5, 2001 between
            Imperial Bank, Richard G. Sass and the Sass Revocable Trust
10.12(1)    Promissory Note dated December 7, 1991 from the Registrant in favor of Richard G. Sass
10.13(1)    Note Extension Agreement dated July 23, 1999 among the
            Registrant, Richard G. Sass and the Confederated Tribes of
            the Grand Ronde
10.14(1)    Promissory Note and Security Agreement dated December 15,
            1999 from the Registrant in favor of Richard G. Sass
10.15(1)    Promissory Note and Security Agreement dated January 20,
            2000 from the Registrant in favor of Sass Revocable Trust
10.16(1)    Promissory Note and Security Agreement dated February 1,
            2000 from the Registrant in favor of Richard G. Sass
10.17(1)    Promissory Note and Security Agreement dated August 1, 2000 from the Registrant in favor of Richard G. Sass
10.18(1)    Security and Pledge Agreement and Commercial Guaranty dated
            April 17, 2000 between Richard G. Sass and Jennifer B. Sass for the benefit of the Confederated Tribes of the Grand
            Ronde
10.19(1)    Forbearance Agreement dated January 20, 2000 between the
            Registrant, Richard G. Sass and the Confederated Tribes of
            the Grand Ronde
10.20(1)    Forbearance Agreement dated April 3, 2001 between Richard G.
            Sass and the Confederated Tribes of the Grand Ronde
10.21(1)    Promissory Note and Security Agreement dated April 12, 2001 from the Registrant in favor of Richard G. Sass
10.22(1)    Trust Deed and Assignment of Rents and Pledge Agreement
            dated April 17, 2001 by Richard G. Sass and Jennifer B.
            Sass, to First American Title Insurance Company of Oregon
            for the benefit of the Confederated Tribes of the Grand
            Ronde Community of Oregon

EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
--------                       ----------------------
10.23(1)    Standard Commercial-Industrial Lease Agreement dated August
            1, 2000 between the Registrant and La Bajada Land Company
            LLC
10.24(1)    Addendum for Manufacturing Space Lease Agreement dated
            November 1, 2000 between the Registrant and Javid LLC
10.25(1)    Addendum for Manufacturing Space Sub-Lease dated June 23,
            2000 between the Registrant and Agave Wire
10.26(1)    Lease Agreement dated April 20, 1992 between the Registrant and Pacific Realty Associates, L.P., and lease amendments
            dated August 12, 1992, February 16, 1995, April 26, 1996 and
            July 3, 1997
10.27(1)    microHelix, Inc. 1998 Stock Incentive Plan
10.28(1)    Form of Incentive Stock Option Agreement for 1998 Stock
            Incentive Plan
10.29(1)    Form of Non-Statutory Stock Option Agreement for 1998 Stock
            Incentive Plan
10.30(2)    microHelix, Inc. 2001 Stock Incentive Plan
10.31(2)    Form of Incentive Stock Option Agreement for 2001 Stock
            Incentive Plan
10.32(2)    Form of Non-Statutory Stock Option Agreement for 2001 Stock
            Incentive Plan
10.33(1)    Form of Convertible Promissory Note for Bridge Loan
10.34(1)    Form of Warrant for Bridge Loan
 21.1(1)    Subsidiaries of the Registrant
 23.1(1)    Consent of Deloitte & Touche LLP, independent auditors
 23.2(2)    Consent of Stoel Rives LLP (included in Exhibit 5.1)
 23.3(2)    Consent of Timothy E. Siegel, Intellectual Property Attorney
 24.1(1)    Power of Attorney (see page II-6 of the originally-filed
            Registration Statement)

-------------------------
(1) Filed herewith.

(2) To be filed by amendment.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

             (iii) Include additional or changed material information on the plan of distribution, and provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That for purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) That for purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) That for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (7) To provide the underwriters, at the closing specified in the underwriting agreement certificates representing the units in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, Oregon, on July 25, 2001.

                                          microHelix, Inc.

                                          By: /s/ RICHARD G. SASS
                                            ------------------------------------
                                              Richard G. Sass
                                              President and Chief Executive
                                              Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard G. Sass and Jane Lesina Conner, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
/s/ RICHARD G. SASS                                    Chief Executive Officer,           July 25, 2001
-----------------------------------------------------  President and Director
Richard G. Sass                                        (Principal Executive Officer)

/s/ JANE LESINA CONNER                                 Chief Financial Officer,           July 25, 2001
-----------------------------------------------------  Secretary and Director
Jane Lesina Conner                                     (Principal Financial and
                                                       Accounting Officer)

/s/ DAVID R. BULLEN                                    Director                           July 25, 2001
-----------------------------------------------------
David R. Bullen

/s/ JOHN L. CRARY                                      Director                           July 25, 2001
-----------------------------------------------------
John L. Crary

/s/ TYRAM H. PETTIT                                    Director                           July 25, 2001
-----------------------------------------------------
Tyram H. Pettit

                                                       Director                           July 25, 2001
-----------------------------------------------------
James B. Stewart

/s/ JAMES WILLIAMS                                     Director                           July 25, 2001
-----------------------------------------------------
James Williams

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
--------                       ----------------------
  1.1(1)    Form of Underwriting Agreement
  3.1(1)    Articles of Incorporation of the Registrant, as amended
  3.2(1)    Bylaws of the Registrant
  4.1(2)    Specimen Common Stock Certificate
  4.2(1)    Form of Warrant Agreement among the Registrant and        ,
            as Warrant Agent, including the form of Unit Warrant
  4.3(2)    Form of Unit Certificate
  4.4(1)    Form of Warrant to Paulson Investment Company, Inc.
  5.1(2)    Opinion of Stoel Rives LLP
 10.1(1)    Promissory Note dated July 22, 1998 from the Registrant and
            Richard G. Sass on behalf of the Confederated Tribes of the
            Grand Ronde
 10.2(1)    Agreement to Provide Registration and Subscription Rights
            dated July 1, 1999 between Richard G. Sass and The Polymer
            Technology Group
 10.3(1)    Convertible Promissory Note dated September 1, 1999 between the Registrant and Richard G. Sass
 10.4(1)    Warrant dated March 27, 2000 to The Polymer Technology Group
 10.5(1)    Warrant Agreement dated January 5, 2001 with Imperial Bank
 10.6(1)    Amendment to Warrant Agreement dated May 31, 2001 with
            Imperial Bank
 10.7(1)    Antidilution Agreement dated January 5, 2001 between
            Registrant and Imperial Bank
 10.8(1)    Stock Transfer Restriction Agreement dated January 5, 2001 between the Registrant and Imperial Bank
 10.9(1)    Unconditional Guaranty dated January 5, 2001 between Richard
            G. Sass and Imperial Bank
10.10(1)    Third Party Security Agreement dated January 5, 2001 between the Registrant and Imperial Bank
10.11(1)    Subordination Agreement dated January 5, 2001 between
            Imperial Bank, Richard G. Sass and the Sass Revocable Trust
10.12(1)    Promissory Note dated December 7, 1991 from the Registrant in favor of Richard G. Sass
10.13(1)    Note Extension Agreement dated July 23, 1999 among the
            Registrant, Richard G. Sass and the Confederated Tribes of
            the Grand Ronde
10.14(1)    Promissory Note and Security Agreement dated December 15,
            1999 from the Registrant in favor of Richard G. Sass
10.15(1)    Promissory Note and Security Agreement dated January 20,
            2000 from the Registrant in favor of Sass Revocable Trust
10.16(1)    Promissory Note and Security Agreement dated February 1,
            2000 from the Registrant in favor of Richard G. Sass
10.17(1)    Promissory Note and Security Agreement dated August 1, 2000 from the Registrant in favor of Richard G. Sass
10.18(1)    Security and Pledge Agreement and Commercial Guaranty dated
            April 17, 2000 between Richard G. Sass and Jennifer B. Sass for the benefit of the Confederated Tribes of the Grand
            Ronde
10.19(1)    Forbearance Agreement dated January 20, 2000 between the
            Registrant, Richard G. Sass and the Confederated Tribes of
            the Grand Ronde
10.20(1)    Forbearance Agreement dated April 3, 2001 between Richard G.
            Sass and the Confederated Tribes of the Grand Ronde
10.21(1)    Promissory Note and Security Agreement dated April 12, 2001 from the Registrant in favor of Richard G. Sass
10.22(1)    Trust Deed and Assignment of Rents and Pledge Agreement
            dated April 17, 2001 by Richard G. Sass and Jennifer B.
            Sass, to First American Title Insurance Company of Oregon
            for the benefit of the Confederated Tribes of the Grand
            Ronde Community of Oregon

EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
--------                       ----------------------
10.23(1)    Standard Commercial-Industrial Lease Agreement dated August
            1, 2000 between the Registrant and La Bajada Land Company
            LLC
10.24(1)    Addendum for Manufacturing Space Lease Agreement dated
            November 1, 2000 between the Registrant and Javid LLC
10.25(1)    Addendum for Manufacturing Space Sub-Lease dated June 23,
            2000 between the Registrant and Agave Wire
10.26(1)    Lease Agreement dated April 20, 1992 between the Registrant and Pacific Realty Associates, L.P., and lease amendments
            dated August 12, 1992, February 16, 1995, April 26, 1996 and
            July 3, 1997
10.27(1)    microHelix, Inc. 1998 Stock Incentive Plan
10.28(1)    Form of Incentive Stock Option Agreement for 1998 Stock
            Incentive Plan
10.29(1)    Form of Non-Statutory Stock Option Agreement for 1998 Stock
            Incentive Plan
10.30(2)    microHelix, Inc. 2001 Stock Incentive Plan
10.31(2)    Form of Incentive Stock Option Agreement for 2001 Stock
            Incentive Plan
10.32(2)    Form of Non-Statutory Stock Option Agreement for 2001 Stock
            Incentive Plan
10.33(1)    Form of Convertible Promissory Note for Bridge Loan
10.34(1)    Form of Warrant for Bridge Loan
 21.1(1)    Subsidiaries of the Registrant
 23.1(1)    Consent of Deloitte & Touche LLP, independent auditors
 23.2(2)    Consent of Stoel Rives LLP (included in Exhibit 5.1)
 23.3(2)    Consent of Timothy E. Siegel, Intellectual Property Attorney
 24.1(1)    Power of Attorney (see page II-6 of the originally-filed
            Registration Statement)

-------------------------
(1) Filed herewith.

(2) To be filed by amendment.